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                                                                     EXHIBIT 4.3

                DATED                                   2000
                --------------------------------------------


                              GRANTA PARK LTD (1)
                     CAMBRIDGE ANTIBODY TECHNOLOGY LTD (2)
                  CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC (3)

                                  Counterpart
                              AGREEMENT FOR LEASE

                   relating to Franklin Building Granta Park




                                             Taylor Vinters
                                             Merlin Place
                                             Milton Road
                                             Cambridge CB4 0DP

                                             Tel: 01223 423444
                                             Fax: 01223 426114

                                             Our Ref: JMW

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INDEX

1.   Definitions
2.   Interpretation
3.   Requisite Consents
4.   Landlord's obligations with regard to the carrying out of the Works
5.   Variations
6.   Collateral Warranties
7.   CONDAM Regulations
8.   Measurement
9.   Termination
10.  Remedy of Defects
11.  Tenant's Fit Out Works
12.  Arbitration
13.  Development Costs
14.  Grant of the Lease
15.  Rent Reduction
16.  Title
17.  Encumbrances
18.  Disclaimer
19.  Agreement not Assignable
20.  Non Merger
21.  Notices
22.  Insurance
23.  VAT
24.  Guarantee of the Tenant's Covenants

Schedule I:    Specification: Part I  - Shell and Core Works
                              Part II - Landlord's Fit Out Works
Schedule II:   Encumbrances
Schedule III:  Form of Trade Contractors Warranty
Schedule IV:   Form of Consultant's Warranty
Schedule V:    Draft Lease
Schedule VI:   List of Trade Contractors to provide Warranties
[Schedule VII: Forms of Trade Contract and Appointments]
Schedule VIII: Form of draft Insurance Policy

Plan 1:   [Estate edged blue Estate Roads coloured brown]
Plan 2:   [Property edged red]

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T H I S  A G R E E M E N T  is made the                           day of
Two thousand B E T W E E N:-

(1) GRANTA PARK LIMITED (company registration number 3455563) whose registered office is at 103 Wigmore Street London W1H 9AB ("the Landlord")

(2) CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED of The Science Park Melbourn near Royston Cambridgeshire SG8 6JJ ("the Tenant") and

(3) CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC of The Science Park Melbourn Cambridgeshire SG8 6JJ ("the Surety")

NOW IT IS HEREBY AGREED as follows:-

1         DEFINITIONS
          IN this Agreement where the context so allows:-

1.1 "the Act" means the Town and Country Planning Act 1990 as amended by the Planning and Compensation Act 1991 and includes any statute amending consolidating or replacing it for the time being in force

1.2 "the Architect" means Cornish Scientific of Priory House 25 St Johns Lane London EC1M 4HD or such other person firm or company as may be employed as architect by the Landlord from time to time in connection with the Development with the approval of the Tenant not to be unreasonably withheld or delayed

1.3 "the Building" means the building to be constructed as part of the Works

1.4 "the Building Contract" means the Trade Contracts for the carrying out of the Works and all documents drawings and plans supplemental thereto

1.5 "the Certificate Date" means the date of issue of the Certificate of Practical Completion

1.6       "the Certificate of Practical Completion" means the certificate to be

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          issued by the Construction Manager pursuant to the Building Contract confirming Practical Completion of the Works

1.7 "Completion Date" means the date which is 5 Working Days after the latest to happen of the following:-

1.7       the Certificate Date

1.7 Agreement or determination of the Gross Internal Area of the Building in accordance with clause 8

1.8 "Forecast Construction Cost" means the aggregate cost per square metre of the following items:-

1.8.1 the agreed forecast cost of construction of the Landlord's Fit Out Works pursuant to the Building Contract

1.8.2 Construction Management Fees in respect of the Landlord's Fit Out Works equivalent to 1.75% of the costs referred to in paragraph 1 of this sub-clause

1.8.3 Construction Management Preliminaries relating to the Landlord's Fit Out Works as agreed or determined pursuant to clause 13.4 hereof but excluding all contingencies day works and design fees

1.9 "Construction Management Agreement" means the appointment of the Construction Manager

1.10 "Construction Manager" means Glanville Projects Limited of Corinthian Court 80 Milton Road Abington Oxford OX14 4RY or such other firm or company of construction managers as may be appointed by the Landlord in connection with the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

1.11      "Consultants" means the Architects the Structural Engineers and

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          Mechanical and Electrical Engineers Planning Supervisor Cost
          Consultant and the Construction Manager

1.12 "the CONDAM Regulations" means the Construction (Design and Management) Regulations 1994

1.13 "Defects Liability Period" means the period of 12 months commencing on the Certificate Date

1.14 "the Development" means the carrying out of the Works in order to provide a generic laboratory building with a Gross Internal Area of approximately 20,500 square feet (excluding plant areas)

1.15 "the Estate" means the entirety of the property known as and comprising Granta Park Abington Cambridge as designated by the Landlord from time to time the present extent of which is shown for identification by blue edging on Plan 1 annexed to the Lease

1.16 "Event of Insolvency" means in respect of any party to whom it refers:-

1.16.1    If that party is a company that

1.16.1.1 It is deemed unable to pay its debts as defined in s.123 of the Insolvency Act 1986 ("the Act") or goes into liquidation as defined in s.247(2) of the Act or is otherwise wound up (except voluntarily for the purpose of reconstruction and/or amalgamation with a solvent concern) or that a provisional liquidator is appointed under s.135 of the Act

1.16.1.2 A petition is presented for an administration order under Part II of the Act

1.16.1.3 A receiver or manager is appointed whether under Part III of the Act or otherwise

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1.16.1.4  A proposal is made for a voluntary arrangement under Part I of the Act
          or

1.16.2    If the person is an individual:-

1.16.2.1 That a bankruptcy petition is presented to the Court or the circumstances of that person are such that a bankruptcy petition could be presented under Part IX of the Act

1.16.2.2 That an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

1.16.2.3  That the person otherwise compounds with his creditors or

1.16.3 If any execution of distress shall be levied on any goods or chattels of the party concerned

1.17      "Force Majeure" means:-

1.17.1 Fire storm tempest other extreme adverse weather conditions hostilities labour lock out strikes and other industrial disputes riot non-availability of materials or equipment; and/or

1.17.2 Any other cause or circumstances outside the control of the Landlord provided that any such cause or circumstance:-

1.17.2.1 Materially and adversely affects the performance of the terms and provisions of this Agreement; and

1.17.2.2  Cannot reasonably be avoided or provided against by the Landlord

1.17.3    The operation of clause 5

1.18 "Gross Internal Area" shall have the meaning attributed to it in the Measuring Code but calculated on the basis that the areas set out in paragraph 2.6 of the Measuring Code are excluded and not included

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1.19      "Independent Cost Consultant" means Michael Smithson of Edmond Shipway of Lincoln House The Paddocks 347 Cherry Hinton Road Cambridge CB1 8DH or if he is not available a quantity surveyor who is competent and experienced in dealing with cost consultancy matters arising out of agreements such as this Agreement and nominated by agreement between the parties or nominated upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy

1.20 "Independent Expert" means a Fellow of the Royal Institution of Chartered Surveyors of no less than 10 years calling and with experience in the construction and valuation of premises of a similar nature to the Property to be agreed upon by the Landlord and the Tenant or in default of agreement appointed by the President of the time being of the Royal Institution of Chartered Surveyors on the application of either of them of acting as an expert and not as an arbitrator

1.21 "Insured Risks" means the risks specified in the extract of the draft policy annexed hereto as Schedule VIII

1.22 "Interest" means interest at the rate of 3% above the base rate of Lloyds TSB Bank plc from time to time (as well after as before judgement) or such other comparable rate as the Landlord may reasonably designate if the base rate ceases to be published compounded at quarterly rests on the 31st March 30th June 30th September and 31st December in each year

1.23 "the Landlord" includes the Landlord's successors in title to the Estate and any other person who is at any time entitled to the reversion immediately expectant on the term agreed to be granted by this Agreement

1.24 "the Landlord's Capital Contribution" means the amount (if any) whereby the Forecast Construction Cost is exceeded by the Target Construction Cost

1.25 "the Landlord's Fit Out Works" means the works contained or referred to

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          in Part II of Schedule I

1.26 "the Landlord's Solicitors" means Taylor Vinters of Merlin Place Milton Road Cambridge or any other firm of solicitors which the Landlord may from time to time notify to the Tenant as being its solicitors for the purposes of this Agreement

1.27 "the Lease" means the Lease of the Property in the form of the draft annexed hereto to be granted by the Landlord to the Tenant pursuant to this Agreement

1.28      "Lease Commencement Date" means the Certificate Date

1.29      "the Long Stop Date" means 30 June 2001

1.30 "Material Variation" means any alteration or addition to or omission from the Specification or the use of any materials in substitution for those specified in the Specification and/or the Building Contract

1.30.1    which is not insubstantial or immaterial and of a routine nature, or

1.30.2 which would alter the design layout nature capacity or standard of construction of the Works or which would prejudice or have a materially adverse effect on the use of the Property for the purposes specified in the Lease or

1.30.3 where the variation involves substitution of materials those materials substituted are not of an equivalent or superior standard or

1.30.4 which would cause a material delay in the construction period under the Building Contract or

1.30.5 which would alter the design layout nature capacity or standard of construction of the Tenant's Fit Out Works

1.31 "Mechanical and Electrical Engineers" means Oscar Faber of Marlborough House Upper Marlborough Road St Albans Hertfordshire

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          AL1 3UT or such other firm or company of engineers as may be appointed by the Landlord in connection with the Development with the approval of the Tenant not to be unreasonably withheld or delayed

1.32 "Measuring Code" means the Code of Measuring Practice (Fourth Edition RICS/ISVA 1993)

1.33      "Permitted Use" means the use permitted by the Lease

1.34 "the Planning Supervisor" means Glanville Consultants of Catherine House Boundary Way Hemel Hempstead Hertfordshire HP2 7RP or such other firm or company of planning supervisors as may be appointed by the Landlord in connection with the Development and approved by the Tenant such approval not to be unreasonably withheld or delayed

1.35 "Practical Completion" means the Practical Completion of the Development in accordance with the Building Contract

1.36 "the Property" means the land together with the Building constructed thereon as part of the Development and as more particularly described in Part I of Schedule I to the Lease

1.37 "Rent Commencement Date" means a date which is the earlier of the date upon which the Tenant takes up beneficial occupation of the Building for the Permitted Use or three months from the Certificate Date

1.38 "Requisite Consents" means those permissions consents approvals licences certificates and permits which may be necessary in order to lawfully carry out maintain and complete the Development and to permit the Tenant's occupation of the Property for the Permitted Use but excluding those relating to the Tenant's business

1.39 "Site Meeting" means any of the pre-arranged meetings between the Trade Contractors and the Consultants relating to the Works

1.40 "the Specification" means the plans drawings and specifications of the Development contained or referred to in Parts I and II of Schedule I

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          hereto

1.41 "Structural Engineers" means Glanville Consultants of Catherine House Boundary Way Hemel Hempstead Hertfordshire HP2 7RP or such other firm or company of engineers as may be appointed by the Landlord with the approval of the Tenant not to be unreasonably withheld or delayed

1.42      "Target Completion Date" means 30 January 2001

1.43      "Target Construction Cost" means the sum of (Pounds)1,003,000

1.44      "the Tenant" does not include any successors in title of the Tenant

1.45 "Tenant's Capital Contribution" means the amount (if any) whereby the Forecast Construction Cost exceeds the Target Construction Cost

1.46 "Tenant's Consultants" means the Consultants appointed by the Tenant in connection with the carrying out of the Tenant's Fit Out Works

1.47 "Tenant's Fit Out Works" means such of the works as are more particularly described in the Tenant's Fit Out Specification (which Specification may be subject to further detailing variations or additions in accordance with clauses [5 and 11] hereof)

1.48 "Tenant's Fit Out Specification" means the plans drawings and specification of the Tenant's Fit out Works approved by the Landlord in accordance with clause 11 hereof

1.49 "Tenant's Representative" means Henry Martin of Hannah Reed and Associates Limited or such other firm or company or surveyors as may be appointed by the Tenant and notified to the Landlord

1.50 "Tenant's Solicitors" means Messrs Eversheds of Daedalus House Station Road Cambridge CB1 2RE or such other firm of solicitors as the Tenant may from time to time notify to the Landlord as being its solicitors for the purposes of this Agreement

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1.51      "Tenant's Contractors" means those contractors appointed by the Tenant to carry out the Tenant's Fit Out Works

1.52 "Term Commencement Date" means the quarter day prior to the Certificate Date

1.53 "Trade Contractor" means any trade contractor employed by the Landlord to undertake any of the works packages for the carrying out of the Works and approved by the Tenant such approval not to be unreasonably withheld or delayed

1.54 "Variations" means any changes to the materials used in connection with the Works or any amendment to or departure from the Specification or the Tenant's Fit Out Specification

1.55 "VAT" means any value added tax at the relevant rate from time to time in force or any tax of similar nature that may be substituted for it or levied in addition to it

1.56 "Working Day" means any day from Monday to Friday (inclusive) which is not Christmas Day Good Friday or a statutory Bank Holiday

1.57 "the Works" means the works to be carried out by the Landlord and set out in the Specification as the same may be varied from time to time pursuant to Clause 5 hereof and including for the avoidance of doubt the Landlord's Fit Out Works

1.58 "Yearly Rent" means the sum arrived at by multiplying the number of square feet comprised in the Gross Internal Area of the Building as agreed or determined pursuant to Clause 8 hereof by Twenty-seven pounds ((Pounds)27) plus VAT

2         INTERPRETATION
          IN this Agreement:-

2.1 Any reference to a Clause sub-clause or paragraph is a reference to the corresponding Clause sub-clause or paragraph of this Agreement and

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          any clause headings shall not affect its construction

2.2 Words importing the singular meaning where the context so admits include the plural meaning and vice versa

2.3 Words of one gender include both other genders and words denoting persons shall include operations and firms and vice versa

2.4 If any party to this Agreement comprises more than one person the obligations and liabilities of that party under this Agreement shall be joint and several obligations and liabilities of those persons

3         REQUISITE CONSENTS

3.1 SUBJECT to the provisions of Clause 4 hereof the Landlord will apply for and use all reasonable endeavours to obtain at its own cost all Requisite Consents necessary for the carrying out of the Works as may from time to time be appropriate both before and throughout the course of such works

3.2 The Tenant will apply for and use all reasonable endeavours to obtain at its own cost all Requisite Consents for the Tenant's Fit Out Works as may from time to time be appropriate both before and throughout the course of such works

3.3 If a Requisite Consent is refused the Landlord or the Tenant as appropriate will take such action as may be appropriate in order to proceed with the relevant works

3.4 The Landlord and the Tenant will each notify the other of the grant of a Requisite Consent and will deliver a copy thereof to the other

4         LANDLORD'S OBLIGATIONS WITH REGARD
          TO THE CARRYING  OUT OF THE WORKS

4.1.1 THE Landlord will enforce the obligations on the part of the Trade Contractors contained in the Building Contract

4.1.2 The Landlord will enforce the obligations on the part of the Consultants

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          contained in their respective appointments

4.2 The Landlord will at its own cost but subject to the obtaining of all Requisite Consents use all reasonable endeavours to carry out and complete of the Works:-

4.2.1     In a good and workmanlike manner with good quality materials

4.2.2     In accordance with the Requisite Consents

4.2.3     In accordance with the CONDAM Regulations

4.3 The Landlord will use all reasonable endeavours to procure that the Works are brought to Practical Completion by the Target Completion Date save insofar as the Works cannot be completed until completion of the Tenant's Fit Out Works Provided Always that if any delay in commencing or completing the Works shall arise from Force Majeure then provided that the Landlord has used all reasonable endeavours to minimise delay it shall be allowed such extension of time for the carrying out of the Works as may be reasonable and proper having regard to the delay in question and shall be under no liability to the Tenant whether for compensation damages costs or otherwise in respect of such delays

4.4       The Landlord will:-

4.4.1 Keep the Tenant informed of the progress of the Works and of any material problems or delays affecting the same

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4.4.2     Give reasonable prior notice of all Site Meetings to enable the Tenant or its professional advisers to attend and to make representations which the Landlord will act reasonably in taking into account and will following such meetings supply copies of the minutes thereof to the Tenant

4.4.3 Allow the Tenant or its professional advisers on the giving of reasonable prior notice to enter on the Property in order to view the state and progress of the Works provided that in doing so the Tenant and its professional advisers shall not impede or obstruct the progress of the Works nor issue any instructions to any of the Trade Contractors or to any workmen employed in the carrying out of the Works

4.4.4 Give not less than 10 Working Days' notice of the anticipated date of issue of the Certificate of Practical Completion

4.4.5 Permit the Tenant and its professional advisers to inspect the Works prior to the issue of the Certificate of Practical Completion and make representations to the Construction Manager as to whether or not it considers Practical Completion of the Works to have taken place provided that the Construction Manager's professional discretion shall not be fettered thereby

4.4.6 Provide to the Tenant as soon as reasonably practicable and in any event not later than the Completion Date copies of all service drawings and operating manuals required for the operation of the services within the Building and within one month thereafter with three sets of as-built drawings

4.4.7 On or before the Completion Date procure the removal from the Property of all plant equipment machinery tools materials vehicles and other chattels together with any rubbish belonging to the Landlord or the Trade Contractor and will make good any damage caused to the Property by such removal

5         VARIATIONS

5.1 THE Landlord shall be entitled to make Variations without the Tenant's consent where such Variations do not constitute Material Variations but

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          shall not make any Material Variation to the specification of the
          Works without the written consent of the Tenant such consent not to be unreasonably withheld or delayed

5.2 The Tenant may request Variations to the Landlord's Fit Out Works and in respect thereof the following conditions shall apply:-

5.2.1 No request for a Variation in respect of the Landlord's Fit Out Works shall be made after the date of expiry of the period of four weeks from the date hereof

5.2.2 The Landlord shall be under no liability to make any such Variations if to do so would cause material delay in completion of the Works or if they would be materially detrimental to the quality or finish of the Works or would have a materially detrimental affect or on any other part of the Development or the Estate or would detrimentally affect the value of the Landlord's reversionary interest in the Property.

5.2.3 The Tenant shall pay to the Landlord on the Certificate Date the amount whereby the costs of carrying out the Development are increased as a result of such Variation or Variations as certified by the Construction Manager.

5.2.4 If the Landlord agrees to implement Variations requested by the Tenant the Landlord shall procure that the Tenant is notified as soon as practicable of the estimated cost of implementing any such Variations (including any additional fees payable to any of the Consultants or Contractors) and of the impact thereof on the programme for the Works or on the Works themselves and if the Tenant wishes to proceed with the same, it will notify the Construction Manager in writing within three working days of receipt of such notification.

5.2.5 If, as a result of any Variation, requested by the Tenant, the Certificate Date shall be delayed (such period of delay to be certified by the Construction Manager) the Tenant shall pay to the Landlord upon completion of the Lease such sum together with VAT thereon as shall equate to the Yearly Rent for the period of delay.

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5.2.6     If any sum payable under this Clause 5.2 shall be unpaid 10 working days after demand the Tenant shall pay to the Landlord Interest on any such unpaid sum from the due date until the date of actual payment.

5.3 The Tenant shall not make any Material Variation to the Tenant's Fit Out Works or any Variation which would require the Landlord's consent under the terms of the Lease without the written consent of the Landlord such consent not to be unreasonably withheld or delayed but Provided That the Landlord may refuse to consent to Variations which would not be permitted under the terms of the Lease or would detrimentally affect the value of the Landlord's reversionary interest in the Property

5.4 Where either party wishes to make a Material Variation it shall give not less than [10] Working Days' notice to the other [ addressed to William Scott at Granta Park Limited Granta Park Great Abington Cambridge CB1 6GP for the Landlord and Henry Martin at Hannah Reed and Associates Telford House Fulbourn Cambridgeshire CB1 5HB for the Tenant of such intention and the recipient party shall be deemed to have given consent to such variation if it shall not have served written notice of objection upon the other within 5 Working Days after receipt of the said notice

5.5 Any notice of objection given pursuant to clause 5.3 shall state the reasons for such objections and any dispute between the Landlord and the Tenant as to whether such objection is reasonable shall be referred by either party for determination by the Independent Expert

5.6 The parties shall make any submissions that they wish to be considered by the Independent Expert within 2 working days of the date of appointment

5.7 The Independent Expert shall use his best endeavours to issue his decision within 5 Working Days of appointment and his decision shall be final and binding

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5.8       Fees of the Independent Expert shall be payable as he shall direct or in the absence of direction shall be borne equally by the parties

6         COLLATERAL WARRANTIES

6.1 THE Landlord shall procure and deliver to the Tenant as soon as practicable and in any event prior to the Certificate Date:-

6.1.1 Duly executed warranties signed as a deed substantially in the form of the draft annexed to this Agreement by the Trade Contractors listed in
          Schedule VI annexed to this Agreement

6.1.2 Duly executed warranties signed as a deed in the form or substantially in the form of the relevant drafts annexed to this Agreement from the Architect Construction Manager Mechanical Electrical Engineers and Structural Engineers

6.2 The Landlord and the Tenant shall co-operate with each other in any proceedings taken by either party to enforce their rights under the collateral warranties given by their respective consultants or trade contractors in accordance with the above provisions and clause 11.3.6 and shall if reasonably so required join in as party to such action

6.3 Where any party shall request the co-operation of the other pursuant to clause 6.2 it shall indemnify the other against all reasonable and proper costs incurred as a result of such co-operation

7         CONDAM REGULATIONS

          IN respect of the CONDAM Regulations the following shall apply:-

7.1 The Tenant appoints the Landlord to act as the only client in respect of the Works

7.2 The Landlord appoints the Tenant to act as the only client in respect of the Tenant's Fit Out Works

7.3 The Landlord shall prior to commencement of the Works make a declaration in respect of the appointment as client and send it to the

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          health and safety executive in accordance with the provisions of the
          CONDAM Regulations and the Tenant shall do likewise prior to commencement of the Tenant's Fit Out Works

7.4 The Landlord shall as soon as practicable after Practical Completion but in any event prior to completion of the Lease deliver to the Tenant a copy of the health and safety file relating to the Works

8         MEASUREMENT

8.1 PRIOR to or as soon as practicable immediately after the Certificate Date the Landlord and the Tenant shall cause a joint measurement in square feet and square metres of the Gross Internal Area of the Building to be made

8.2 If the parties cannot agree the Gross Internal Area they shall invite the Independent Expert to measure the Building and immediately thereafter to notify his measurement to the parties

8.3 The Independent Expert shall act as an expert and not as an arbitrator and his measurement of the Gross Internal Area shall be conclusive and binding on the parties (save for manifest error) and his costs shall be borne by them in such proportions as he shall direct and in the absence of direction equally

9         TERMINATION

9.1 IF the Certificate Date has not occurred by the Long Stop Date the Tenant may at any time within two months thereafter rescind this Agreement by giving written notice to the Landlord to that effect whereupon this Agreement shall terminate

9.2 If the Certificate Date has not occurred by a date which falls 6 months after the Long Stop Date then the Landlord may at any time within 4 weeks thereafter rescind this Agreement by giving written notice to the Tenant to that effect whereupon this Agreement shall terminate

9.3 If at any time there shall be an Event of Insolvency in relation to the Tenant then the Landlord may at any time thereafter rescind this

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          Agreement by giving written notice to the Tenant (or as appropriate any Receiver or Liquidator) to that effect whereupon this Agreement shall terminate but without prejudice to the Landlord's rights in respect of any antecedent breach by the Tenant of its obligations hereunder

9.4 Upon termination pursuant to clause 9.1 or 9.2 neither party shall have a claim against the other for damages compensation or costs in respect of any antecedent breach of any obligation herein contained

9.5 For the purposes of clauses 9.1 and 9.2 hereof the Long Stop Date shall be extended by such period as shall be reasonable and proper for the carrying out of the Works having regard to any delay arising from Force Majeure so that the rights in clauses 9.1 and 9.2 hereof shall not arise until the expiry of such extended Long Stop Date

9.6 If the Certificate of Practical Completion has not been issued by a date which falls nine months after the Long Stop Date then either party may at any time thereafter rescind this Agreement by giving written notice to the other to that effect whereupon this Agreement shall terminate

10        REMEDY OF DEFECTS

10.1 THE Landlord will procure that the Construction Manager will prior to the expiry of the defects liability period under the Building Contract inspect the Property and prepare a detailed schedule of defects and will no later than 15 Working Days prior to the expiry of the defects liability period deliver a copy of such schedule to the Tenant

10.2 Following receipt of such schedule the Tenant shall consider the same and shall notify to the Construction Manager any additional defects for which the Trade Contractors are liable pursuant to the Building Contract no later than 5 Working Days prior to the expiry of the defects liability period

10.3 The Landlord will procure that the Construction Manager will deliver such schedule of defects together with any additions properly notified by the Tenant to the Trade Contractors within the applicable time limits for doing so under the Building Contract

10.4 The Landlord will use all reasonable endeavours to enforce the obligations of the relevant Trade Contractors in relation to all defects notified to them in accordance with clause 10.3 hereof as soon as reasonably practicable and in circumstances where it is unable to enforce such obligations as a result of the insolvency of the relevant Trade Contractor will procure at its own expense the remediation of such defects as soon as reasonably practicable

10.5 The Tenant will on reasonable prior notice from the Landlord allow the Landlord and all persons authorised by the Landlord all such rights of entry as are necessary to enable the schedule of defects to be prepared and to enable the remedy of all defects set out therein

10.6      Provided that the Landlord complies with its obligations in clauses
          10.1 and 10.3 hereof the Tenant shall have no right to require the remedy under the defects liability provisions in the Building Contract of any defect which has been omitted from the schedule of defects

10.7 The Landlord will give to the Tenant not less than 5 Working Days' notice of the anticipated date of issue of the certificate of making good defects and will allow the Tenant and its professional advisers to inspect the Works and to make representations to the Construction Manager as to whether such certificate should be issued or with what qualifications but provided that the Construction Manager's professional discretion shall not be fettered thereby

10.8 The Landlord shall cease to be liable and the Tenant shall make no claim against the Landlord in respect of any breach of the Landlord's obligations in respect of the carrying out of the Works after the expiry of the period of 6 years from the date of Practical Completion unless the Tenant shall have made a specific claim against the Landlord before the expiry of that period

10.9 It is hereby agreed that nothing in this Agreement shall be construed as imposing upon the Landlord obligations which are greater than those imposed upon the Trade Contractors and Consultants by virtue of their respective contracts or appointments and the Landlord warrants that it has entered into Trade Contracts and Consultants Appointments substantially in the form of the drafts annexed as Schedule VII

11        TENANT'S FIT OUT WORKS

11.1 THE Tenant will within twelve weeks from the date hereof produce for approval by the Landlord (which approval shall not be unreasonably withheld) detailed specifications and drawings of the Tenant's Fit Out Works and following approval copies thereof shall be signed by or on behalf of the parties hereto and they shall thenceforth form part of the Tenant's Fit Out Specification

11.2 The Tenant will at its own cost use all reasonable endeavours to procure the carrying out and completion of the Tenant's Fit Out Works:-

11.2.1    In a good and workmanlike manner with good quality materials

11.2.2    In accordance with Requisite Consents

11.2.3    In accordance with the CONDAM Regulations

          Provided Always that the Tenant shall not be permitted to commence the carrying out of the Tenant's Fit Out Works until the Certificate Date

11.3 The Tenant will upon request from the Landlord procure and deliver to the Landlord duly executed warranties under seal in a form approved by the Landlord (such approval not to be unreasonably withheld) from such of the Tenant's Consultants and/or Tenant's Contractors involved in the design or carrying out of the Tenant's Fit Out Works as the Landlord shall reasonably consider to be necessary and shall notify to the Landlord within the period of three Working Days from approval of the Tenants Fit Out Works pursuant to clause 11.1 together with copies of the relevant appointments or contracts such warranties to be provided prior to the pratical completion of the relevant works

12      ARBITRATION
12.1 IF any dispute or question shall arise between the Landlord and the Tenant in relation to this Agreement it shall save where otherwise provided in this Agreement be submitted to arbitration within the meaning of the Arbitration Act 1996 or any act amending or replacing the same

12.2 The arbitrator shall be appointed by the Landlord and the Tenant jointly or failing such appointment by the President of the Royal Institution of Chartered Surveyors on the application of either the Landlord or the Tenant

13      DEVELOPMENT COSTS
13.1    THE Landlord will bear the cost:-

13.1.1  Of obtaining all Requisite Consents in respect of the Works

13.1.2  Of the carrying out of the Works

13.2    The Tenant will bear the cost:-

13.2.1 Of obtaining all Requisite Consents in respect of the Tenant's Fit Out Works

13.2.2  Of the carrying out of the Tenant's Fit Out Works

13.3 Following the date of issue of the cost plan produced by the Construction Manager for the Landlord's Fit Out Works the parties will endeavour to agree the amount of the Forecast Construction Cost

13.4 If the parties shall fail to reach agreement pursuant to clause 13.3 that figure will be ascertained immediately following the letting of the Trade Contracts for the Landlord's Fit Out Works and in case of dispute the matter may be referred by either party for determination by the Independent Cost Consultant who shall act as an expert and not as an arbitrator and whose decision shall be conclusive and binding on the parties save in case of manifest error and whose costs shall be borne by the parties in such proportion as he shall direct and in the absence of direction equally

13.5    Following agreement or determination of the sum referred to in clauses
        13.3 and 13.4 and measurement of the Building pursuant to clause 8 hereof the amount of the Landlord's Capital Contribution or the Tenant's Capital Contribution (as appropriate) will be assessed and that sum shall be paid by the appropriate party within 10 Working Days of the Completion Date

14      GRANT OF THE LEASE
14.1 THE Landlord will grant and the Tenant will accept the grant of the Lease on the Completion Date

14.2 Engrossments of the Lease shall be prepared by the Landlord's Solicitors and both parties will promptly execute such engrossments preparatory to the grant of the Lease

14.3    The rent initially reserved by the Lease shall be the Yearly Rent

14.4 The date of commencement of the term granted by the Lease shall be the Term Commencement Date

14.5 The date upon which rent shall commence to be payable pursuant to the Lease shall be the Rent Commencement Date

15      RENT REDUCTION
15.1 IF the Tenant does not exercise its right to terminate the Lease on either of the occasions provided therein and following the expiry of the last date for exercise of such right to terminate ("the Last Termination Date") remains in occupation of the whole of the Building as tenant under the Lease it shall have the right exercisable within the period of twenty-four months from the Last Termination Date or prior to the day preceding the first Review Date under the lease (whichever shall be the earlier) to call for a reduction in the rent payable under the Lease to a sum equivalent to Eighteen pounds fifty pence ((Pounds)18.50) per square foot of the Gross Internal Area of the Building in return for the payment by the Tenant to the Landlord of the sum of One million six hundred and fifty thousand pounds ((Pounds)1,650,000)

15.2 The right contained in this clause shall be personal to Cambridge Antibody Technology Limited and shall not be capable of assignment to any party

15.3 If the tenant shall exercise its right hereunder it shall subject to receipt by the Landlord of the sum referred to take effect on the ensuing quarter day and a Deed of Variation shall be entered into recording the reduced rent and providing that every review of the rent payable under the Lease shall be calculated on the basis of 110% of the open market rental value of the Building based on the assumption that the whole of the Hypothetical Premises is available for use as Category A Offices which have been fully fitted out and are available for immediate occupation and use as offices AND for these purposes Category A Offices shall mean premises fitted out so as to be suitable for high class offices including (without prejudice to the generality of the foregoing) a high quality reception area; WC and core finishes; a raised floor with carpet tile floor covering; suspended ceiling with recessed or feature lighting (with appropriate diffusers to office areas); plastered and painted walls; heating and cooling system and all such fixtures and fittings and services which are considered appropriate for high quality office fit out

16      TITLE
        THE Landlord has deduced its title to the Property and the Tenant accepts it and shall not raise any requisition or objection to the Landlord's title

17      ENCUMBRANCES
17.1 THE Property shall be demised subject to the matters (if any) contained or referred to in the documents set out in Schedule II so far as the same relate to the Property and are still subsisting and the Tenant or its Solicitors having been supplied with copies or details of all such matters shall be deemed to purchase with full notice and shall raise no objection or requisition in respect thereof

17.2    The Property is also demised subject to:-

17.2.1 Any matter or thing registered or capable of registration in the Local Land Charges Registry

17.2.2 All rights of way drainage or other rights easements quasi-easements and privileges which may affect the Property or any part thereof without any obligation on the part of the Landlord to define the same

17.2.3 All charges and other outgoings which affect or are charged on the Property other than financial charges

18      DISCLAIMER
18.1 THE Tenant hereby acknowledges that this Agreement has not been entered into in reliance wholly or partially upon any statement or representation made by or on behalf of the Landlord save in so far as any such statement or representation is expressly set out in this Agreement or has been made in writing by the Landlord's Solicitors to the Tenant's Solicitors and that in the event of any such statement being made this shall not obviate the need for the Tenant to make the appropriate searches and enquiries and/or inspections of the Property and/or any relevant authority

18.2 No statement whether made orally or in writing or contained in any advertisement notice or otherwise issued by the Landlord or its agents or otherwise issued on the Landlord's behalf shall be deemed to be a term or condition of this Agreement which constitutes the entire contract between the parties and may only be varied or modified (whether by way of collateral contract or otherwise) in writing under the hands of the parties or their Solicitors

19      AGREEMENT NOT ASSIGNABLE
        UNLESS the Landlord shall otherwise agree it shall not be required to grant the Lease of the Property other than to the Tenant

20      NON MERGER
        SAVE in so far as they have been fully performed the provisions of this Agreement shall remain in effect after and notwithstanding the completion of the grant of the Lease

21      NOTICES
        WHERE this Agreement shall require any notice or notification to be given it shall be given in writing and shall be treated as properly given if made in accordance with s.196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962)

22      INSURANCE
22.1 UNTIL Practical Completion the Landlord shall procure that the Building and the Works shall be insured against the Insured Risks to full reinstatement value

22.2 From and including the Certificate Date the Landlord shall insure the Property in accordance with the provisions of the Lease

22.3 If prior to the Certificate Date any part of the Building or the Works is damaged or destroyed by a risk which is covered by the insurance taken out in accordance with sub-clause 22.1 hereof the Landlord shall use all reasonable endeavours to procure that the damage is reinstated

22.4 In respect of any damage or destruction which shall occur on or after the Certificate Date the Landlord will observe and perform obligations in the same form as those contained in the Lease

23      VAT
23.1 ALL payments provided for by this Agreement shall be deemed to be exclusive of VAT and the Tenant shall on receipt of a VAT invoice pay any VAT which shall be properly chargeable thereon

23.2 Where the Landlord or the Tenant is entitled to recover the cost of goods and services supplied but in respect of which no taxable supply is made to the party paying such costs that party shall indemnify the other against any such VAT thereon as is not recoverable as input tax

24      GUARANTEE OF THE TENANT'S COVENANTS
24.1 THE Surety guarantees to the Landlord that the Tenant will duly observe and perform all the stipulations and obligations on the Tenant's part contained in this Agreement ("Tenant's Obligations") and in default by the Tenant of the Tenant's Obligations the Surety will observe and perform the Tenant's Obligations Provided Always that the obligations of the Surety hereunder shall not exceed those imposed upon the Tenant

24.2 In the case of amendment to or variation of the terms of this Agreement or any document referred to herein the Surety's guarantee will apply to the Tenant's Obligations as so amended or varied

24.3 If the Tenant fails to duly observe and perform the Tenant's Obligations or any of them the Surety will on demand make good to the Landlord all losses damages costs and expenses arising as a result of such failure and the Surety will indemnify the Landlord against all losses costs expenses and liability arising or incurred by the Landlord as a direct result of such failure

24.4 If any liquidator or trustee in bankruptcy of the Tenant shall disclaim this Agreement the Surety will on written demand by the Landlord within one month of such disclaimer enter into an agreement with the Landlord on the same terms as this Agreement save that the Surety shall be the Tenant thereunder and the Surety's separate guarantee obligations shall be excluded. The Surety will also pay the Landlord's proper and reasonable costs (including VAT) in connection with such agreement

24.5 No neglect or forbearance on the part of the Landlord in enforcing observance and performance by the Tenant of any of the Tenant's Obligations and no time or other indulgence given by the Landlord to the Tenant shall release or discharge or in any way affect the liability of the Surety under this clause 24

24.6 No legal limitation disability incapacity or any other circumstances relating to the Tenant nor any amendment to or variation of the terms of this Agreement or any document to which it refers shall release discharge or in any way limit or affect the liability of the Surety under this clause 24

24.7 The Surety's Obligations under this clause 24 shall not be released or affected by any other act or omission or thing which but for this clause
        24.7 would cause the Surety's obligations under this clause 24 to be released wholly or partly other than a release given under seal by the Landlord

24.8 On the Completion Date the Surety will enter into the Lease as guarantor of the Tenant's covenants thereunder and in the circumstances set out in clause 24.4 herein or if the Tenant fails to complete the Lease shall if the Landlord so requires take up the Lease in its own name as Tenant thereunder and the Lease shall in such circumstances be amended to exclude the Surety Obligations

A S W I T N E S S the hands of the parties hereto the day and year first before written

                                   SCHEDULE I
                                 Specification

                                  SCHEDULE II
                                  Encumbrances

                                  SCHEDULE III
                      Form of Trade Contractors' Warranty

                                  SCHEDULE IV
                         Form of Consultant's Warranty

                                   SCHEDULE V
                                  Draft Lease

                                  SCHEDULE VI
                List of Trade Contractors to provide Warranties

                                  SCHEDULE VII
                    Forms of Trade Contract and Appointment

                                 SCHEDULE VIII
                         Form of draft Insurance Policy

               SIGNED by the duly authorised       )
               person for and on behalf of the     )
               Tenant:-                            )



               SIGNED by the duly authorised       )
               person for and on behalf of the     )
               Surety:-                            )

               DATED                                       2001
               ------------------------------------------------


                              GRANTA PARK LTD (1)
                     CAMBRIDGE ANTIBODY TECHNOLOGY LTD (2)
                  CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC (3)

                                  Counterpart
                                     LEASE

                  relating to Franklin Building  Granta Park
                            Abington Cambridgeshire

                                                  Taylor Vinters
                                                  Merlin Place
                                                  Milton Road
                                                  Cambridge CB4 0DP

                                                  Tel: 01223 423444
                                                  Fax: 01223 426114

                                                  Our Ref: JMW

          LEASE

          Index to Clauses

          1         Definitions and interpretation

          2         The letting terms

          3         Tenant's covenants

          4         Provisos

          5         Landlord's covenant for quiet enjoyment

          6         Obligations in Schedules

          7         Landlord's covenants

          8         Tenant's Right to Terminate

          9         Guarantee provision

          10        Expert determination

          11        Third Party Rights

          Schedule 1  The Premises and rights granted/reserved

          Schedule 2  Rent reviews

          Schedule 3  Insurance provisions

          Schedule 4  Service charge provisions

          Schedule 5 Form of guarantee and criteria to be satisfied on assignment
          Schedule 6  Hypothetical Premises

          Schedule 7  Tenant's Works

          Plan 1 Estate edged blue Estate Roads coloured brown and Amenity Building coloured purple.

          Plan 2      Premises edged red

                         DATED                      2001

          1         The Lanlord:  The Landlord:  GRANTA PARK LIMITED whose
                      registered office is at 103 Wigmore Street London W1H 9AB


          2         The Tenant:   CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED whose
                      registered office is at The Science Park Cambridgeshire SG8 6JJ Melbourn

          3         The Surety:   CAMBRIDGE ANTIBODY TECHNOLOGY GROUP PLC whose
                      registered office is at the Science Park Melbourn Cambridgeshire SG8 6JJ


          OPERATIVE PROVISIONS

          1         DEFINITIONS AND INTERPRETATION

          1.1       Definitions

                    In this Lease where the context so allows:-

                    "Amenity Building" means the building erected or to be erected on that part of the Estate which is coloured purple on Plan 1

                    "Approved Condition" shall mean the conditions in which the Premises were at the date of this Lease but on the assumption that the works set out in the plans and specification contained in Schedule 6 have been carried out and there have been no variations thereto

                    "Conducting Media" means any of the drains, sewers, conduits, flues, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires and mains

                    "the Encumbrances" means the restrictions, stipulations, covenants, rights, reservations, provisions and other matters contained, imposed by or referred to in the documents, brief particulars of which are set out in
                    Schedule 1 Part 4

                    "the Estate" means the entirety of the property known as and comprising Granta Park Abington Cambridge as designated by the Landlord from time to time the present extent of which is shown for identification by blue edging on Plan 1

                    "Estate Amenities" means those parts of the Estate from time to time available for the use and enjoyment of the Tenant in common with the tenants and occupiers of other parts of the Estate and others authorised to use the same including (without limitation) all service and Estate Roads, estate parking, Conducting Media, landscaping, recreational areas and other communal facilities and buildings from time to time provided within the Estate (other than the Amenity Building)

                    "Estate Roads" means the roadways forming part of the Estate Amenities and shown for the purpose of identification only coloured brown on Plan 1 together with any other roads which may from time to time be provided within the Estate and designated for use by the Tenant together with other tenants of the Estate and others authorised to use the same PROVIDED that any substituted road is contiguous with the Premises and an adopted highway

                    "First Termination Notice Date" means a date occurring on or before the expiry of the second year of the Term

                    "Hypothetical Premises" means a generic laboratory building constructed by the Landlord in accordance with the plans and specifications annexed as Schedule 6

                    "Insurance Premiums" has the meaning given to it in Schedule 3 paragraph 2

                    "the Insured Risks" has the meaning given to it in Schedule 3 paragraph 1

                    "Interest" means interest at the rate of 3 per cent per annum over the base rate of Lloyds TSB Bank PLC from time to time (as well after as before judgment), or such other comparable rate as the Landlord may reasonably designate if the base rate ceases to be published, compounded at quarterly rests on 31 March, 30 June, 30 September and

                    31 December in each year

                    "the Landlord" includes all persons from time to time entitled to the immediate reversion to this Lease

                    "the Landlord's Surveyor" means the surveyor, architect, engineer or other appropriate Consultant of the Landlord from time to time

                    "Lease" includes any documents supplemental to this Lease

                    "Measuring Code" means the Code of Measuring Practice (Fourth Edition RICS/ISVA 1993)

                    "the Option Agreement" means an Agreement dated 29 September 2000 and made between the same parties as are party hereto whereby the Tenant is granted an option to request the Landlord to provide a further building on adjoining land

                    "Outgoings" means in relation to the Premises all non-domestic rates, water rates, water charges and all existing and future rates, taxes, charges, assessments, impositions and outgoings whatsoever (whether parliamentary municipal parochial or otherwise) which are now or may at any time be payable, charged or assessed on property or the owner or occupier of property, but 'taxes' in this context does not include value added tax, nor any taxes imposed on the Landlord in respect of the yearly rent reserved by this Lease or in respect of a disposal of the interest in immediate reversion to this Lease

                    "Plan 1" means the plan so marked attached to this Lease

                    "Plan 2" means the plan so marked attached to this Lease

                    "the Planning Agreement" means an Agreement dated 28 August 1996 made pursuant to Section 106 of the Town and Country Planning Act 1990 made between South Cambridgeshire District Council (1) The Welding Institute (2) Barclays Bank plc (3) and TWI Estates Limited (4) and an Agreement dated 10 June 1998 made pursuant to Section 106 as aforesaid between Cambridgeshire County Council (1) and the Landlord (2) together with a Supplemental Agreement dated 11 June 1998 also made pursuant to Section 106 as aforesaid between Cambridgeshire County Council (1) and the Landlord (2) together with any other agreement amending, replacing or supplementing the same from time to time

                    "the Premises" means the property described in Schedule 1
                    Part 1 and refers to each part of the Premises, including all landlord's fixtures, fittings, plant and equipment in or on the Premises and all additions and improvements thereto

                    "reviewed rent" means the Yearly Rent payable on and following any rent review in accordance with Schedule 2

                    "Second Termination Notice Date" means a date occurring at any time within the period of one year from the date of exercise of the Tenant's Option pursuant to the Option Agreement

                    "Surety" means any party who shall at any time guarantee the performance of the Tenant's Covenants

                    "the Tenant" includes the Tenant's successors in title and assigns in whom this Lease may for the time being be vested

                    "the Term" means the term of years granted by this Lease and shall (where applicable) include any statutory or other continuation or extension or holding over of such term of years

                    "Unsecured Underletting" means an underletting of the whole or (where permitted) a reasonably separable part of the Premises in relation to which the underlessor and the underlessee have agreed to exclude the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 and their agreement to do so has been duly authorised beforehand by the Court

                    "the Yearly Rent" means the yearly rent from time to time reserved by this Lease and payable pursuant to clause 2.3.1 (including any reviewed rent)


          1.2       Interpretation of restrictions and liability

          1.2.1 Where the Tenant is placed under a restriction in this Lease, the restriction includes the obligation on the Tenant not to permit or allow the infringement of the restriction by any person

          1.2.2 References to `liability' include, where the context allows, claims, demands, proceedings, damages, losses, costs and expenses

          1.3       Clauses and clause headings

          1.3.1 The clause and paragraph headings in this Lease are for ease of reference only and are not to be taken into account in the construction or interpretation of any covenant condition or proviso to which they refer

          1.3.2     Unless the context otherwise requires, references:-

          1.3.2.1 to numbered clauses and Schedules are references to the relevant clause in or Schedule to this Lease; and

          1.3.2.2 in any Schedule to a numbered paragraph are references to the relevant paragraph in that Schedule

          1.4       Singular and plural meanings

                    Words in this Lease importing the singular meaning, where the context so allows, include the plural meaning and vice versa

          1.5       Statutes and statutory instruments

                    References in this Lease to any statutes or statutory instruments include and refer to any statute or statutory instrument amending consolidating or replacing them respectively from time to time in force, and references to a statute or statutes (whether specifically or in general terms) include statutory instruments and regulations made pursuant to them

          1.6       Gender

                    Words in this Lease importing any one gender include both other genders and may be used interchangeably, and words denoting natural persons where the context so allows include corporations and vice versa

          1.7       Joint and several obligations

                    At any time that the party of the second or the party of the third part (if any) comprises two or more persons the expression "the Tenant" or (where applicable) the "the Surety" include the plural number and obligations in this Lease expressed or implied to be made by the Tenant or the Surety (if any) are to be treated as made by such persons jointly and severally

          2         THE LETTING TERMS

                    In consideration of the rent reserved by and the covenants in this Lease:-

          2.1       the Landlord lets to the Tenant:-

          2.1.1     ALL the Premises;

          2.1.2     TOGETHER WITH the rights set out in Schedule 1 Part 2; but

          2.1.3 EXCEPT AND RESERVED to the Landlord and persons authorised by the Landlord the rights set out in Schedule 1 Part 3; and

          2.1.4     SUBJECT to the Encumbrances

          2.2 The Tenant shall hold the Premises for the term of FIFTEEN YEARS commencing on and ending on determinable as provided by this Lease

          2.3       The Tenant shall pay to the Landlord during the Term:-

          2.3.1 the yearly rent of FIVE HUNDRED AND SIXTY THOUSAND SIX HUNDRED AND FIFTY-FIVE POUNDS ((Pounds)560,655) (subject to revision under Part I of Schedule 2) by equal quarterly payments in advance on the usual quarter days in every year the first (or a proportionate part) of such payments in respect of the period commencing on and ending on the following quarter day to be made on the date of this Lease;

          2.3.2 as additional rent the monies payable by the Tenant under Schedules 3 and 4 commencing on ; and

          2.3.3 as additional rent any value added tax chargeable on the rent and additional rent reserved in clauses 2.3.1 and 2.3.2

          3         TENANT'S COVENANTS

                    The Tenant COVENANTS with the Landlord during the Term as follows:-

          3.1       Payment of rent

          3.1.1 To pay the Yearly Rent, free from any deductions and rights of set-off, at the times and in the manner required in clause 2.3.1 by means of a standing order to the Tenant's bankers

          3.1.2     To pay the additional rents reserved by clauses 2.3.2 and
                    2.3.3 at the times and in the manner specified in relation to each of them

          3.2       Obligation to pay interest

          3.2.1 To pay Interest on so much of the rents, reviewed rents, and other monies payable under this Lease as remain unpaid seven days after they have become due from the date that they became due until the payment is made to the Landlord

          3.2.2 To pay Interest under clause 3.2.1 for any period during which the Landlord properly refuses to accept the tender of payment because of an unremedied breach of covenant of the Tenant

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

          3.3       Outgoings and contributions

          3.3.1 Insofar as the same are not recovered by the Landlord pursuant to Schedule 4 to pay all Outgoings

          3.3.2 To refund to the Landlord on demand, where Outgoings relate to the whole or part of the Estate including the Premises, a fair and proper proportion attributable to the Premises, such proportion to be conclusively determined by the Landlord or the Landlord's Surveyor

          3.3.3 To reimburse the Landlord for loss of relief from non-domestic rates of unoccupied property which would have been available to the Landlord in respect of vacancy of the Premises after the termination of this Lease but for the allowance of relief to the Tenant or any other person formerly in occupation of the Premises for vacancy commencing before the termination of this Lease

          3.3.4 To pay for all gas and electricity consumed on the Premises, all charges for meters, and all standing charges

          3.4       Repair

                    Well and substantially to repair maintain and clean the Premises and to keep them in good and substantial repair and condition and where necessary to replace renew and rebuild the Premises (except in respect of damage by Insured Risks as allowed in Schedule 3)

          3.5       Decorations

          3.5.1 To decorate the inside of the Premises in the year 20[ ]and from then in every subsequent fifth year of the Term and in the last three months of the Term (however determined) (whether or not prior to the fifth year of the term) to normally accepted standards for good quality decoration work using suitable and appropriate materials of good quality, in a proper and workmanlike manner (such decorations in the last three months of the Term to be executed in such colours patterns and materials as the Landlord may reasonably require)

          3.5.2 To decorate those parts of the exterior of the Premises that are designed to be decorated and otherwise to clean the exterior of the Premises in

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

                    the year 20[ ] and from then in every subsequent third year of the Term and also in the last three months of the Term (howsoever determined) (whether or not prior to the third year of the Term) using suitable and appropriate materials of good quality in a proper and workmanlike manner

          3.6       Landlord's right of inspection and right of repair

          3.6.1 To permit the Landlord and its employees or agents at all reasonable times on reasonable prior notice to enter into inspect and view the Premises and examine their condition and also to take a schedule of fixtures in the Premises

          3.6.2 If any breach of covenant, defects, disrepair, removal of fixtures or unauthorised alterations or additions are found on inspection for which the Tenant is liable, then, on notice from the Landlord, to execute to the reasonable satisfaction of the Landlord or the Landlord's Surveyor all repairs, works, replacements or removals required within two months (or sooner if necessary) after the receipt of the notice

          3.6.3 If the Tenant fails to comply with a notice under clause 3.6.2, the Landlord may itself or by its workpeople or agents enter the Premises and execute the repairs works replacements or removals

          3.6.4 To pay to the Landlord on demand all expenses so incurred under clause 3.6.3 (such expenses and any Interest on them to be recoverable as if they were rent in arrear)

          3.7       Yield up in repair at the end of the Term

                    At the termination of this Lease or at such later time as the Landlord recovers possession of the Premises from the Tenant:-

          3.7.1 quietly to yield up the Premises (with all additions and improvements to the Premises and all fixtures in the Premises, other than tenant's fixtures which the Tenant may be entitled to remove) repaired, maintained, cleaned, decorated and kept in accordance with the Tenant's covenants in this Lease (except in respect of damage by Insured Risks as allowed in Schedule 3);

3.7.2 if so requested by the Landlord, to remove from the Premises all the Tenant's fixtures and fittings and all notices, notice boards and signs bearing the name of or otherwise relating to the Tenant or its business; and

3.7.3 to make good to the reasonable satisfaction of the Landlord or the Landlord's Surveyors all damage to the Premises resulting from the removal of the Tenant's fixtures and fittings from the Premises

3.7.4 at the expiration or sooner determination of the Term to reinstate the Premises to the Approved Condition

3.8     Landlord's right of entry for repairs, etc to adjoining property

3.8.1 To permit the Landlord or other owners, tenants or occupiers of the Estate or any adjoining property and their respective agents, workpeople and employees to enter the Premises at reasonable times, after giving to the Tenant reasonable written notice (except in an emergency):-

3.8.1.1 to alter, maintain or repair any parts of the Estate or the adjoining premises or property of the Landlord or person so entering; or

3.8.1.2 to construct, alter, maintain, repair or fix any thing or additional thing serving such property and running through or on the Premises; or

3.8.1.3 to comply with an obligation to any third party having legal rights over the Premises; or

3.8.1.4 in exercise of a right or to comply with an obligation of repair maintenance or renewal under this Lease; or

3.8.1.5 in connection with the development of any adjoining or neighbouring land or premises including the right to build on or into or in prolongation of any boundary wall of the Premises

3.8.2 The rights of entry granted by clause 3.8.1 shall be exercisable without payment of compensation for any nuisance annoyance inconvenience or damage caused to the Tenant, subject to the Landlord (or other person so entering) exercising the rights in a reasonable manner and making good any damage caused to the Premises without unreasonable delay and complying with the Tenant's reasonable requirements relating to such entry necessitated by the nature of the Tenant's business

3.9     Alterations and additions

3.9.1 Not to make any alterations or additions to or affecting the structure or exterior of the Premises, or the appearance of the Premises as seen from the outside nor to make any addition to the Premises which would result in an increase of the Gross External Area thereof (as defined by the Measuring Code)

3.9.2 Not without the consent of the Landlord (such consent not to be unreasonably withheld) to make any other alterations or additions to the Premises (but the erection, alteration or removal by the Tenant of internal demountable partitioning, and consequential adjustments of ducting, ceiling tiles, light fittings and wiring, is authorised without such consent if the plans of the partitions (or details of the alteration or removal of partitioning) are immediately deposited with the Landlord

3.9.3 Not to install or erect any exterior lighting, shade, canopy or awning or other structure in front of or elsewhere outside the Premises

3.9.4 On the termination of this Lease, to the extent required by the Landlord, to reinstate the Premises to the Approved Condition, such reinstatement to be carried out under the supervision and to the reasonable satisfaction of the Landlord or the Landlord's Surveyor

3.9.5 To procure that any alterations or additions to the Premises permitted by the Landlord under clause 3.9.2 be carried out only by a contractor approved by the Landlord or the Landlord's Surveyor (such approval not to be unreasonably withheld)

3.10    Alienation

3.10.1  Not to assign or charge part only of the Premises

3.10.2 Not to assign or charge this Lease without the consent of the Landlord but, subject to the operation of the following provisions of clause 3.10.3, such consent is not to be unreasonably withheld or delayed

3.10.3 The Landlord may withhold its consent to an application by the Tenant for licence to assign this Lease if any one or more of the conditions and criteria set by this clause 3.10.3 are not met, that:-

3.10.3.1 at the time of the assignment, there are no arrears of rents or other monies due to the Landlord;

3.10.3.2 the Tenant and (to the extent not prohibited by law) the Surety each gives to the Landlord a guarantee in the form in Schedule 5 Part 1;

3.10.3.3 the Tenant shall supply to the Landlord such financial and other information as the Landlord shall reasonably require about the intended assignee or its sureties which may include if so requested audited accounts or trading figures for the preceding three years together with verified statements as to current financial trading;

3.10.3.4 the intended assignee shall provide such security (whether by way of rental deposit or otherwise) for the performance of the intended assignee's obligations under this Lease as shall be reasonably required by the Landlord;

3.10.3.5 if the Landlord reasonably so requires the Tenant shall procure a guarantee of the covenants of the assignee from a guarantor who is reasonably acceptable to the Landlord, the guarantee to be in the terms set out in Schedule 5 Part 1;

3.10.3.6 at the time of the application by the Tenant for the Landlord's licence to assign, the proposed assignee satisfies the criteria set out in Schedule 5 Part 2

          The conditions and criteria contained or referred to in this clause
          3.10.3 are specified for the purposes of Section 19(A) of the Landlord and Tenant Act 1927

3.10.4 Not to underlet the whole or any part of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

3.10.5 Not to underlet any part or parts of the Premises (so far as permitted by this clause 3.10):-

3.10.5.1  being less than one-half of each floor of the Premises;

3.10.5.2 so as to sub-divide the Premises into more than 4 units of occupation, of which one (at least) shall remain occupied by the Tenant;

3.10.5.3 otherwise than by way of Unsecured Underletting and for a term not exceeding 5 years

3.10.6 Not to underlet the whole or any part of the Premises prior to the latest to occur of the First Termination Date and the Second Termination Date or following service of any notice to terminate pursuant to clause 8 hereof otherwise than by way of Unsecured Underletting and otherwise than upon the terms which entitle the Tenant lawfully to require the Undertenant to vacate the underlet premises prior to the date of expiry of any notice to terminate which has been or may be served pursuant to clause 8 hereof

3.10.7 On the grant of an underlease to obtain the Landlord's approval of the form of underlease (such approval not to be unreasonably withheld or delayed) and to obtain covenants by deed from the underlessee direct with the Landlord in such form as the Landlord may require that the underlessee will:-

3.10.7.1 not assign, sub-underlet or charge part only of the premises underlet, nor sub-underlet the whole;

3.10.7.2 not part with or share possession or occupation of the whole or any part of the premises underlet nor grant to third parties rights over them otherwise than by a permitted assignment;

3.10.7.3 not assign or charge the whole of the premises sub-underlet without obtaining the previous consent of the Landlord under this Lease (such consent not to be unreasonably withheld)

3.10.8    On the grant of any underlease:-

3.10.8.1 to include provisions for the revision of the rent reserved by the underlease in an upward only direction to correspond in time and effect with the provisions for the revision of rent in this Lease and on the basis that the underlet premises shall be substituted for the Hypothetical Premises in such provisions;

3.10.8.2  not to reserve or take a premium or fine;

3.10.8.3 to reserve a rent which is no less than the market rent of the underlet premises as at the time of the grant of the underlease (assessed in accordance with the principles in Schedule 2) ; and

3.10.8.4 to ensure that the covenants of the underlessee are not inconsistent with and do not impair the due performance and observance of the covenants of the Tenant in his Lease and to include a covenant by the underlessee not to do anything which shall result in a breach of the covenants on the part of the Tenant in this Lease

3.10.9 Not otherwise than by assignment or underletting permitted under this clause 3.10 to:-

3.10.9.1 part with or share possession or occupation of the whole or any part of the Premises; or

3.10.9.2  grant to third parties any rights over the Premises

3.10.10 The preceding provisions of this clause 3.10 do not apply to any parting with possession or occupation or the sharing of occupation or sub-division of the Premises to or with any member of a group of companies of which the Tenant is itself a member if:-

3.10.10.1 the interest in the Premises so created is and remains no more than a tenancy at will; and

3.10.10.2 the possession, occupation or subdivision are immediately determined if the Tenant and the relevant member cease for any reason whatsoever to be members of the same group of companies and for this purpose two companies are members of a group if, and only if, one is a subsidiary of the other or both are subsidiaries of a third company, "subsidiary" having the meaning given to it by Section 736 of the Companies Act 1985

3.11      Registration and supply of information

3.11.1 To produce to and leave with the solicitors of the Landlord a certified copy of the document effecting the disposition within one month after any disposition of this Lease or the Premises (a "disposition" being an assignment, charge, transfer, underlease, assignment or surrender of any underlease, or on any transmission by death or otherwise documentary evidence of devolution affecting the Premises), and on each occasion to pay to the solicitors such fee as they may reasonably require for the registration

3.11.2 To supply to the Landlord any details required by the Landlord pursuant to Section 40 of the Landlord and Tenant Act 1954 and full details of any notices given pursuant to Section 25 of that Act by the Tenant to any sub-tenant and full details of any notices received by the Tenant from any sub-tenant pursuant to Section 26 of that Act

3.12      Enforcement of underleases

3.12.1 Not without the consent of the Landlord not to be unreasonably withheld or delayed to vary the terms, or waive the benefit, of any covenant of the underlessee or condition in an underlease of the Premises

3.12.2 Diligently to enforce the covenants of the underlessee and the conditions in an underlease of the Premises and (if reasonably required by the Landlord) to exercise by way of enforcement the powers of re-entry in the underlease

3.12.3 Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Premises

3.12.4 Not to accept the payment of rent from an underlessee of the Premises otherwise than by regular quarterly (or more frequent) payments in advance

3.12.5 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises, and not to agree with an underlessee a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld)

3.13      Permitted user

3.13.1 Not to use the Premises otherwise than for Research and Development uses falling within Class B1(b) of the Town and Country Planning (Use Classes) Order 1987

3.13.2 Nothing in this Lease implies or is to be treated as a warranty to the effect that the use of the Premises for those purposes is in compliance with all town planning laws and regulations now or from time to time in force

3.14      Restrictions and regulations relating to use

3.14.1 Not to erect or install in the Premises any engine, plant or machinery which causes a nuisance by way of fumes or vibration which can be heard smelled or felt outside the Premises or which has a noise level which exceeds 45dBA measured at the boundary of the Premises

3.14.2 Not to store in the Premises (except in properly designated stores or containers and in accordance with the recommendations of the competent authorities) any petrol or other specially inflammable explosive or combustible substance

3.14.3 Not to use the Premises for any noxious, or noisy trade or business nor for any illegal or immoral act or purpose

3.14.4 Not do to anything in the Premises which causes a nuisance, annoyance, disturbance, inconvenience or damage to the Landlord or its other tenants or occupiers of the Estate

3.14.5 Not to use the Premises for carrying out any experiments on animals without the written consent of the Landlord and provided that the Landlord shall be entitled to withhold such consent where in its reasonable opinion such use would or might be detrimental to the value of the Premises any neighbouring premises or the Estate as a whole

3.14.6 Not to hold in or on the Premises any exhibition public meeting or public entertainment nor to carry on any activity at the Premises which will or may be attended by members of the general public

3.14.7 Not to load or use the floors, walls, ceilings, or structure of the Premises or any building of which they form part so as to cause strain damage or interference with the structural parts, loadbearing framework, roof, foundations, joists and external walls

3.14.8 Not to do or omit to do anything which may overload the electrical installation or conducting media serving the Premises or interferes with or imposes an overload on any ventilation, heating, air conditioning or other plant or machinery serving the Premises

3.14.9 Not to allow any person to sleep in the Premises nor to use the Premises for residential purposes

3.14.10 Not to permit waste or rubbish to accumulate on the Premises or be deposited on any part of the Estate or any adjoining property and to ensure that all waste and rubbish is placed in dustbins or other suitable containers to be kept within such areas as are provided therefor

3.14.11 Not to place leave or install any articles, merchandise, goods or other things in front of or elsewhere outside the Premises except in such receptacles (if any) as may be provided by the Landlord

3.14.12.1 Not to permit the drains to be obstructed by oil grease or other deleterious matter, but to keep thoroughly cleaned the Premises and the drains serving the Premises as often as may be necessary

3.14.12.2 To procure the obtaining of all necessary licences and consents for the discharge of any matter into any drains or sewers serving the Premises and not otherwise than in compliance with such licences or consents to permit any dangerous offensive or deleterious effluent to be discharged into any drains or sewers serving the Premises or any part thereof Provided Always that where any such licences or consents must be applied for by the Landlord the Landlord will on receipt of written notice from the tenant and at the tenant's cost make such application

3.14.12.3 Not to discharge quantities of water or soil into the drains or sewers serving the Premises or any part thereof so as to overload the same or the means of disposal thereof

3.14.12.4 To obtain at its expense any consents required for the use and discharge of radioactive substances and other similar specialist use and discharge consents

3.14.13 Not to load or unload vehicles except in the service areas or loading bays provided for such purpose nor to use any portion of the access roads or service area for the parking of vehicles otherwise than during the course of loading and unloading

3.14.14 To observe and perform or cause to be observed and performed the reasonable rules and regulations from time to time made by the Landlord for the orderly and proper use of the Estate which have been notified to the Tenant including (without limitation):-

3.14.14.1 such regulations as the Landlord may make with regard to the use of the Estate Amenities;

3.14.14.2 such regulations (if any) relating to security as the Landlord may consider appropriate;

3.14.14.3 such codes of practice as the Landlord may reasonably introduce after consultation with the Tenant for the environmentally responsible use and occupation of buildings

3.15      Advertisements and signs

3.15.1 Not to place or display on the exterior of the Premises or on the windows or inside the Premises so as to be visible from the exterior of the Premises any name, writing, notice, sign, illuminated sign, display of lights, placard, poster sticker or advertisement other than:-

3.15.1.1 a suitable sign of a size and kind first approved by the Landlord or the Landlord's Surveyor showing the Tenant's name and trade;

3.15.1.2  such other notices as the Landlord may in its discretion approve; and

3.15.1.3 the name of the Tenant and any permitted subtenants displayed in any indicator board provided by the Landlord

3.15.2 If any name, writing, notice, sign, placard, poster, sticker or advertisement is placed or displayed in breach of these provisions, to permit the Landlord to enter the Premises and remove such name, writing, notice, sign, placard, poster, sticker or advertisement, and to pay to the Landlord on demand the expense of so doing

3.16      Compliance with statutes, etc

3.16.1 To comply in all respects with the provisions of all statutes for the time being in force and requirements of any competent authority relating to the Premises or anything done in or on them by the Tenant, and to keep the Landlord indemnified against liability in consequence of the Tenant's failure to comply with them

3.16.2 To execute with all due diligence (commencing work within two months or sooner if necessary and then proceeding continuously) all works to the Premises for which the Tenant is liable under clause 3.16.1 and of which the Landlord has given notice to the Tenant and, if the Tenant does not comply with this clause 3.16.2 to permit the Landlord to enter the Premises to carry out such works, and to indemnify the Landlord on demand for the expenses of so doing (including surveyors' and other professional advisers' fees), such expenses and any Interest on them to be recoverable as if they were rent in arrear

3.16.3 To give notice to the Landlord of any defect in the Premises of which the Tenant is or should be aware and which might give rise to an obligation on the Landlord to do or to refrain from doing any act or thing in order to comply with the provisions of this Lease or any duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise

3.17    Planning permissions

3.17.1 Not without the consent of the Landlord to make any application under the Town and Country Planning Acts, as defined in the Town and Country Planning Act 1990, to any local planning authority for permission to develop, including change of use of, the Premises or for any approval pursuant to the Planning Agreement Provided always that the Landlord shall not be obliged to give consent where the application involves a change of use of the Premises or a reduction or potential reduction in the developable area of the remainder of the Estate but shall not otherwise unreasonably withhold or delay its consent

3.17.2 To indemnify the Landlord against any development charges, other charges and expenses payable in respect of such applications and to reimburse to the Landlord the costs it may properly incur in connection with such consent

3.17.3 To keep the Landlord indemnified against any expense incurred in consequence of the use of the Premises reverting to that existing before the application was made

3.17.4 Forthwith to give to the Landlord full particulars in writing of the grant of planning permission

3.17.5 Not to implement any planning permission or change of use if the Landlord makes reasonable objection thereto or to any of the conditions subject to which the planning permission has been granted

3.18    Compliance with town planning and environmental requirements

3.18.1 To perform and observe the requirements of statutes and regulations relating to town and country planning and environmental protection applying to the Premises or the Tenant's use thereof and all agreements licences and consents (and conditions attached thereto) granted thereunder which relate to the Premises or the Tenant's use thereof and to obtain any development or other consent permit or licence by reason of the development or manner of use of or on the Premises by the Tenant

3.18.2 To keep the Landlord indemnified against liability by reason of the Tenant's failure to obtain any requisite development or other consent permit or licence or in complying with the requirements of statutes and regulations necessary for the Premises or the Tenant's use thereof

3.18.3 To give full particulars to the Landlord of any notice, or proposal for a notice, or order or proposal for an order, made given or issued to the Tenant under any statute or regulation relating to town and country planning, environmental protection or otherwise within seven days after the receipt of any such by the Tenant

3.18.4 Forthwith to take all reasonable and necessary steps to comply with any such notice or order insofar as they relate to the Premises or the Tenant's use and occupation thereof

3.18.5 At the request and cost of the Landlord, to make or join with the Landlord in making such objections or representations against or in respect of any proposal for such notice or order as the Landlord may consider expedient

3.19    Claims made by third parties

3.19.1 To keep the Landlord indemnified against liability in respect of any accident, loss or damage to person or property in the Premises

3.19.2 To keep the Landlord indemnified against liability of the Landlord to third parties by reason of breach by the Tenant of its obligations in this Lease

3.20    Expenses of the Landlord

        To pay to the Landlord on demand all expenses (including solicitors' costs, bailiffs' fees and surveyors' and architects' fees) properly incurred by the Landlord:-

3.20.1 in the recovery or attempted recovery of arrears of rent or additional rent due from the Tenant;

3.20.2 incidental to or in reasonable and proper contemplation of the preparation and service of a schedule of dilapidations during or within three months of the date of termination of this Lease and/or a notice under section 146 and 147 of the Law of Property Act 1925, even if forfeiture is avoided otherwise than by relief granted by the court; and

3.20.3 in connection with every application for any consent or approval made under this Lease, whether or not consent or approval is given except where consent is unlawfully refused

        Provided that in the case of fees and costs incurred under sub-paragraph
        3.20.2 and 3.20.3 such fees and costs shall also be reasonable

3.21    Obstruction of windows or lights and easements

3.21.1 Not to stop up or obstruct any windows of the Premises or any other buildings belonging to the Landlord

3.21.2 Not to permit any easement or similar right to be made or acquired into against or on the Premises

3.21.3 Where any such easement or right is or is attempted to be acquired, immediately to give notice of the circumstances to the Landlord, and at the request and cost of the Landlord to adopt such course as it may reasonably require for preventing the acquisition of the easement or right to such easement

3.22    Value added tax

3.22.1 To pay value added tax on taxable supplies of goods and services made by the Landlord in connection with this Lease, the consideration for which is to be treated as exclusive of value added tax chargeable on the payment upon receipt from the Landlord of a valid VAT invoice

3.22.2 Where the Landlord is entitled under this Lease to recover from the Tenant the costs of goods and services supplied to the Landlord, but in respect of which the Landlord makes no taxable supply to the Tenant, to indemnify the Landlord against so much of the input tax on the cost for which the Landlord is not entitled to credit allowance under section 26 of the Value Added Tax Act 1994

3.22.3 References in this clause, or elsewhere in this Lease, to value added tax shall include any tax of a similar nature that may be substituted for it

3.23      Notices "to let" and "for sale"

3.23.1 To allow the Landlord or its agents to enter the Premises at any time:-


3.23.1.1 within six months next before the termination of this Lease to fix on the Premises a notice board for reletting the Premises; and

3.23.1.2 to fix on some part of the Premises a notice board for sale of the interest of the Landlord

3.23.2    Not to remove or obscure any such notice board

3.23.3 To permit all persons authorised by the Landlord or its agents to view the Premises at reasonable hours without interruption in connection with any such letting or sale

3.24      Encumbrances

          To observe and perform the obligations and restrictions comprising the Encumbrances set out in Part 4A of Schedule 1 so far as they relate to the Premises and are capable of being enforced, and to keep the Landlord indemnified against liability for breach of the obligations and restrictions and not to do or permit the doing of anything which may cause a breach of the covenants on the part of the Landlord contained in those Encumbrances set out in Part 4B of Schedule 1

3.25    Replacement of Guarantor

        If at any time any party who shall act as surety for the Tenant's covenants in this Lease shall suffer an event of insolvency as defined in clause 4.1.3 hereof the Tenant shall notify the Landlord of the same and shall upon request from the Landlord provide such alternative security as shall be reasonably acceptable to the Landlord

4       PROVISOS

        The parties agree to the following provisos:-

4.1     Proviso for Re-Entry

4.1.1 The Landlord may terminate this Lease by re-entering the Premises (or a part of them) itself or by an authorised agent if:-

4.1.1.1 any rent remains unpaid twenty-one days after becoming due for payment (whether or not formally demanded); or

4.1.1.2 the Tenant fails to perform or observe any of its covenants or the conditions in this Lease ; or

4.1.1.3 an event of insolvency occurs in relation to the Tenant or (where applicable) one of the persons comprising the Tenant

4.1.2 Re-entry in exercise of the rights in clause 4.1.1 does not affect any other right or remedy of the Landlord for breach of covenant or condition by the Tenant occurring before the termination of this Lease

4.1.3   The expression "an event of insolvency" in clause 4.1.1 includes:-

4.1.3.1 (in relation to a company or other corporation which is the Tenant or one of the Tenants or a guarantor) inability of the company to pay its debts, entry into liquidation either compulsory or voluntary (except for the purpose of amalgamation or reconstruction), the passing of a resolution for a creditors winding-up, the making of a proposal to the company and its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs, the application to the court for an administration order and the appointment of a receiver or administrative receiver; and

4.1.3.2 (in relation to an individual who is the Tenant or a guarantor) inability to pay or having no reasonable prospect of being able to pay his debts, the presentation of a bankruptcy petition, the making of a proposal to his creditors for a composition in satisfaction of his debts or a scheme of an arrangement of his affairs, the application to the court for an interim order and the appointment of a receiver or interim receiver;

        and in relation to the various events of insolvency they are wherever appropriate to be interpreted in accordance and in conjunction with the relevant provisions of the Insolvency Act 1986

4.2     Power for Landlord to deal with adjoining property

4.2.1 The Landlord may deal as it thinks fit with other property adjoining or nearby belonging to the Landlord and may erect or permit to be erected on such property any buildings irrespective of whether they affect or diminish the light or air which may now or at any time be enjoyed by the Tenant in respect of the Premises

4.2.2 The Landlord may at all times without obtaining any consent from or making any arrangement with the Tenant alter reconstruct or modify in any way whatsoever or change the use of the Estate or the Common Parts so long as proper legal means of access to and egress from the Premises are afforded and essential services are maintained at all times

4.3     Arbitration of disputes between tenants

        If any dispute or disagreement at any time arises between the Tenant and the tenants and occupiers of the other parts of the Estate relating to the conducting media serving or easements or rights affecting the Premises or the Estate the dispute or disagreement is to be determined by the Landlord by which determination the Tenant shall be bound

4.4     Exemption from liability in respect of services

4.4.1 The Landlord is not to be liable to the Tenant for any loss damage or inconvenience which may be caused by reason of:-

4.4.1.1 temporary interruption of services during periods of inspection maintenance repair and renewal;

4.4.1.2 breakdown of or defect in any plant and machinery services or conducting media in the Premises or neighbouring or adjoining property;

4.4.1.3 events beyond the reasonable control of the Landlord;

4.4.1.4 any failure to provide any of the services unless such failure shall result from any negligent act or omission on the part of the Landlord

4.4.2 The Landlord's duty of care to the Tenant's employees agents workpeople and visitors in or about the Estate does not go beyond the obligations involved in the common duty of care (within the meaning of the Occupiers Liability Act 1957) or the duties imposed by the Defective Premises Act 1972

4.5     Accidents

        The Landlord is not to be responsible to the Tenant or the Tenant's licensees nor to any other person for any:-

4.5.1   accident happening or injury suffered in the Premises; or

4.5.2   damage to or loss of any goods or property sustained in the Premises; or

4.5.3 act omission or negligence of any employee of the Landlord on the Estate where such employee is acting outside the terms of his employment by the Landlord

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

4.6     Compensation for disturbance

        The Tenant is not entitled on quitting the Premises to claim from the Landlord any compensation unless and to the extent that any statutory right to compensation precludes the operation of this clause

4.7     Removal of property after determination of term

4.7.1 If after the Tenant has vacated the Premises following the termination of this Lease any property of the Tenant remains in the Premises and the Tenant fails to remove it within fourteen days after being requested in writing by the Landlord to do so the Landlord may as the agent of the Tenant sell such property and hold the proceeds of sale after deducting the costs and expenses of removal, storage and sale reasonably and properly incurred by it to the order of the Tenant

4.7.2 The Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property has been sold by the Landlord in the bona fide mistaken belief (which is to be presumed unless the contrary be proved) that it belonged to the Tenant and was liable to be dealt with as such under this clause 4.7

4.8     Notices consents and approvals

4.8.1 Any notice served under or in connection with this Lease must be in writing

4.8.2 A notice served under or in connection with this Lease may be sent by fax, subsequently confirmed by first class post or document exchange

4.8.3   Notices shall be taken to be given:-

4.8.3.1 when sent by first class post, on the next working day following posting;

4.8.3.2 when sent by document exchange, on the first working day after the day on which it would normally be available for collection by the addressee;

4.8.3.3 when sent by fax, on the day of transmission if transmitted before 4.00 p.m. (unless it is shown that the intended recipient did not receive a copy disclosing all relevant and material parts of the notice) and otherwise on the next working day

4.8.4 Any consent or approval under this Lease is required to be obtained before the act or event to which it applies is carried out or done and is to be treated as effective only if the consent or approval is given in writing

5       QUIET ENJOYMENT

        The Tenant paying the rents reserved and performing the Tenant's covenants in this Lease may lawfully and peaceably enjoy the Premises throughout the Term without interruption by the Landlord or by any person lawfully claiming through under or in trust for the Landlord

6       OBLIGATIONS IN SCHEDULES

        The Landlord and the Tenant mutually covenant to observe and perform their respective obligations and the conditions in the Schedules to this Lease

7       LANDLORD'S COVENANTS

7.1 The Landlord covenants to indemnify the Tenant against any costs claims or losses which the Tenant shall suffer as a result of any breach by the Landlord of the covenants on its behalf contained in any of the Encumbrances

7.2 The Landlord will use all reasonable endeavours to impose on other tenants of the Estate covenants similar to those contained in clause
        3.14 (other than clause 3.14.6 where such clause would be inappropriate in the context of the premises demised) and during such period as the covenants contained in Clause 3.14 hereof remain enforceable and are enforced against the Tenant the Landlord will take such action as it reasonably deems appropriate to enforce similar covenants against any other tenants of the Estate who are in breach of the same where such breach is causing a nuisance annoyance disturbance or inconvenience to the Tenant and the Tenant has served written notice of the same upon the Landlord

8       TENANT'S RIGHT TO TERMINATE

        The Tenant here meaning Cambridge Antibody Technology Limited only shall have the right by the service of written notice upon the Landlord to terminate this Lease on either the First Termination Notice Date or the Second Termination Notice Date subject to the following conditions:-

8.1       In the case of a notice served on the First Termination Notice Date:-

8.1.1 the period of notice shall be no less than twelve months expiring at the end of the third year of the Term;

8.1.2 the Tenant shall on or before the date of termination pay to the Landlord a sum equivalent to the Yearly Rent for the period of five calendar months from the date of termination

8.2       In the case of a notice served on the Second Termination Notice Date:-

8.2.1 the period of notice shall expire on the later of the expiry of the period of 12 months from the date of service of the notice to terminate and the date upon which the Tenant first takes up beneficial occupation of the Phase II Premises following completion of its fitting out works and commences to pay rent in respect thereof;

8.2.2 the Tenant shall on or before the date of termination pay to the Landlord a sum equivalent to the Yearly Rent for the period of 3 calendar months from the date of termination

8.3 The Tenant has paid all rents and other monies due under the Lease and delivers up vacant possession of the Premises in the condition required by the covenant contained in clause 3.7

8.4 The rights to terminate contained in this clause 8 are personal to Cambridge Antibody Technology Limited and any company which is a member of the same group of companies of which it is a member as defined in clause 3.10.9 and shall not pass on any assignment of this Lease

8.5 Upon the service of a valid notice to determine which complies with the conditions set out in this clause this Lease and everything herein contained shall cease and determine but without prejudice to the existing rights and liabilities of the parties hereunder

9         GUARANTEE PROVISION

9.1       Guarantee

9.1.1 The Surety guarantees to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants and obligations in this Lease throughout the Term and the Surety will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

9.1.2 This guarantee remains in force for so long as and to the extent that the Tenant (in this context meaning the party named as "Tenant" in the Parties clause of this Lease) is not released by law from liability for the Tenant's covenants in this Lease

9.2       No waiver or release of liability

          The Surety is not to be released from liability under these provisions by reason of:-

9.2.1 any forbearance, the granting of time or any other indulgence on the part of the Landlord including (but without affecting the general operation of this clause 9.2) any granting or extension of time under or varying the procedure set out in Schedule 2 paragraph 5; or

9.2.2 any variation of this Lease whether or not made with the consent of the Surety and the guarantee of the Surety in clause 9.1 is to operate in relation to this Lease as it may be varied from time to time

9.3       Surety to accept new lease upon disclaimer

9.3.1 If this Lease is determined by re-entry by the Landlord or is effectively determined by disclaimer the Surety will, if the Landlord by notice within three months after the date of determination so requires, take from the Landlord a lease of the Premises

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

9.3.2 The lease to be granted to the Surety under clause 9.3.1 is to be on the following terms:-

9.3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at that date if this Lease had not then been terminated;

9.3.2.1 the Yearly Rent is to be the same as would have been payable under this Lease if it had continued undetermined and if a rent review operative from a review date before the grant of the lease had not been completed the Surety will complete the rent review as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the lease;

9.3.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined;

9.3.2.4 the Surety is to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined; and

9.3.2.5 the Surety is to pay the Landlord's reasonable and properly incurred solicitors' charges relating to grant of the lease;

9.3.3 If the Landlord shall not require the Surety to take up a lease of the Premises pursuant to clause 9.3.1 the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent and all other payments that would have been payable under this lease but for the determination or disclaimer in respect of the period from the date thereof until the earlier of the expiry of six months from that date or the reletting of the Premises by the Landlord (and the expiry of any rent-free period)

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

10        EXPERT DETERMINATION

10.1 In this Lease where any issue is required to be dealt with by or submitted for the determination of an independent expert the following provisions of this clause are to apply but in case of conflict with other provisions specifically relating to expert determination elsewhere in this Lease those other provisions are to prevail to the extent of the conflict

10..2 The expert is to be appointed by the parties jointly or if they cannot or do not agree on the appointment appointed by whichever of the following is appropriate:-

10.2.1 the President for the time being of the Royal Institution of Chartered Surveyors;

10.2.2 the President for the time being of the Institute of Chartered Accountants in England and Wales

          or in each such case the duly appointed deputy of the president or other person authorised by him to make appointments on his behalf

10.3 The person so appointed is to act as an expert and not as an arbitrator

10.4 The expert so appointed must afford the parties opportunity within such a reasonable time limit as he may stipulate to make representations to him (accompanied by professional rental valuations reports or other appropriate evidence in the relevant circumstances) and permit each party to make submissions on the representations of the other

10.5 The fees and expenses of the expert including the cost of his nomination are to be borne as the expert may direct (but in the absence of such a direction by the parties in equal shares) but (unless they otherwise agree) the parties will bear their own costs in respect of the determination of the issue by the expert

10.6 If the expert refuses to act becomes incapable of acting or dies the Landlord or the Tenant may require the appointment of another expert in his stead under paragraph 10.2

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

10.7 The determination of the expert except in case of manifest error is to be binding on the Landlord and the Tenant

11        THIRD PARTY RIGHTS

          It is hereby agreed that rights in favour of any third parties which may arise as a result of the operation of the Contracts (Rights of Third Parties) Act 1999 are hereby expressly excluded and the parties shall be at liberty to agree to any rescission or variation of this Lease without the need for the consent of any such third party

DELIVERED as a Deed on the date at the head of this Lease

                                  SCHEDULE 1

                     PART 1 - Description of the Premises

The premises known as the Franklin Building, Granta Park, Abington, Cambridge and shown for identification purposes only edged red on Plan 2

                     PART 2 - Rights Granted to the Tenant

1 The free and uninterrupted right (in addition to but not in substitution for any rights specifically granted in the following paragraphs) for the Tenant and all persons authorised by the Tenant (in common with the Landlord and others having a similar right) to use the Estate Amenities for all proper purposes in connection with the use and enjoyment of the Premises

2 The free passage and running (subject to temporary interruption on prior notice where practicable for repair alterations or replacement) of water, soil, gas, electricity, telecommunications and other supplies and services to and from the Premises in and through the Conducting Media from the Premises to a point where the Conducting Media connect to adopted Conducting Media that now serve the Premises or may within the perpetuity period be laid in on through or under other parts of the Estate

3 A right of way for all purposes reasonably necessary for the use and enjoyment of the Premises for the purposes permitted by this Lease (but not further or otherwise) with or without vehicles over the Estate Roads to a point where the Estate Roads connect to the adopted highway

4 Right to enter the Estate so far as is necessary to perform the Tenant's covenants

                   PART 3 - Rights Reserved to the Landlord

1 The right to the free passage and running of water soil gas electricity telecommunications and other supplies and services to and from other parts of the Estate and any adjoining property through and along any conducting media in over through or under the Premises which now serve or may hereafter during the Term serve also such other parts of the Estate and any adjoining property

2 The right to build on or rebuild or alter other parts of the Estate and any adjoining property and in any manner whatsoever and to let the same for any purpose or otherwise deal therewith notwithstanding that the supply of light or air to the Premises is in any such case diminished thereby or any other liberty easement right or advantage other than such as are herein specifically granted belonging to the Tenant is thereby diminished or prejudicially affected Provided that the Premises are not rendered unsuitable for the use permitted by this Lease

3 The right to maintain renew or construct in upon through or over the Premises at any time during the Term any conducting media or services for the benefit of other parts of the Estate which it is impractical or uneconomic to route outside the Premises making good all damage to the Premises as soon as reasonably possible

4 The right at any time during the Term at reasonable times and upon reasonable notice except in cases of emergency to enter (or in cases of emergency to break and enter) the Premises or any part thereof

4.1 to inspect the condition and state of repair of the Premises and to value the same

4.2 to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term

4.3 to exercise any of the rights granted to the Landlord elsewhere in this Lease and

4.4 for any other reasonable purpose connected with the Landlord's management and development of the Estate

5 The right with the Surveyor or any third party determining the Yearly Rent in default of agreement between the parties under any provisions for rent review contained in this Lease at convenient hours and on reasonable prior notice to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the Landlord and Tenant Act 1954 or the implementation of such provisions for rent review

                             PART 4 - Encumbrances

DATE              DOCUMENT           PARTIES
                                     4A
28 August 1996    S.106 Agreement    South Cambridgeshire District Council (1)
                                     Barclays Bank plc (2)
                                     The Welding Institute (3)
                                     TWI Estates Limited (4)
                                     4B
10 June 1998      S.106 Agreement    Cambridgeshire County Council (1)
                                     Granta Park Limited (2)
11 June 1998      Supplemental       Cambridgeshire County Council (1)
                  Agreement          Granta Park Limited (2)
14 November       Deed of Grant      The Welding Institute (1)
1997                                 Granta Park Limited (2)
23 December       Deed of Variation  The Welding Institute (1)
1999                                 Granta Park Limited (2)

                                   SCHEDULE 2

                                  Rent Reviews

1       The review dates

1.1 The Yearly Rent is to be reviewed on the expiry of the fifth year of the Term and at five yearly intervals thereafter and with effect on and from each such rent review date the reviewed rent (as agreed or determined in accordance with this Schedule) is to become payable as the Yearly Rent reserved by this Lease

1.2 In this Schedule the expression "the review date" means in relation to each such review of rent the date of review pursuant to paragraph 1

2       Upward only rent reviews

        The reviewed rent payable on and from the review date shall be the greater of:-

2.1 the Yearly Rent reserved under this Lease immediately preceding the review date; and

2.2     the market rent of the Hypothetical Premises at the review date

3       The market rent

        For the purposes of this Lease, the expression "market rent" means the best yearly rent at which the Hypothetical Premises might reasonably be expected to be let in the open market by a willing landlord to a willing tenant on the assumption if not a fact, that:-

3.1     the letting is:-

3.1.1   with vacant possession;

3.1.2 for a term being the greater of the residue of the Term or ten years from the review date having a rent review, in the same terms as this Lease, at the expiry of each period of five years throughout the term;

3.1.3   without the payment of a premium by the willing tenant;

3.1.4 on the basis that the willing tenant would receive as a term of the letting such a rent free or concessionary rental period, or other inducement, as the willing landlord would negotiate with the willing tenant, for the purpose only of fitting out the Premises and the rate of the market rent payable by the Tenant from the review date would be such as the willing tenant would pay at the expiry of the rent free or concessionary rent period, or following the receipt of the inducement; and

3.1.5 that no account is taken of any additional bid by a prospective tenant with a special interest

3.1.6 subject to terms similar to those of this Lease, other than the length of the term and the amount of rent, but including these provisions for rent review

3.2     the Hypothetical Premises:-

3.2.1 have been fitted out ready for occupation and immediate use for the willing tenant's business;

3.2.2 are in a state of full repair and the covenants of the Tenant and the Landlord in this Lease have been fully observed and performed; and

3.2.3 may lawfully be used for any purpose permitted by this Lease and/or as varied or extended by any licence granted by the Landlord to the Tenant

3.2.4 have the benefit of all such rights as are granted by this lease and (to the extent that the value of the Hypothetical Premises is increased thereby) any licences waivers and consents granted to the Tenant

3.3 in case the Premises have been destroyed or damaged the Hypothetical Premises have been fully reinstated (or rendered fit for use and occupation)

3.4 there is not in operation any statute order or instrument, regulation or direction which has the effect of regulating or direction which has the effect of regulating or restricting the amount of rent of the Hypothetical Premises which might otherwise be payable

3.5 the willing Tenant and anyone who may become the Tenant is a taxable person who makes only taxable supplies and no exempt supplies (words and expressions used in this paragraph 3.5 having the meanings assigned to them respectively in the Value Added Tax Act 1994 and the regulations made under that Act) and that demand for the Hypothetical Premises on the open market would not be reduced by reason of the Landlord having elected to waive exemption from value added tax in respect of them

4         Matters to be disregarded

          In agreeing or determining the market rent the effect upon it of the following matters are to be disregarded:-

4.1 any improvements to the Premises made by the Tenant with the consent of the Landlord other than those:-

4.1.1     made in pursuance of an obligation to the Landlord;

4.1.2 completed by the Tenant more than twenty-one years before the review date; or

4.1.3     for which the Landlord has made a financial contribution;

4.2 the Tenant's Works as set out in Schedule 7 hereto but excluding from such works any works which form part of the Hypothetical Premises and are referred to in Schedule 6 hereof

4.3 any works carried out by the Tenant which has diminished the market rent

4.4 any goodwill attached to the Premises by reason of any trade or business carried on therein by the Tenant or any undertenant or their respective predecessors in title;

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

          and in this paragraph 4 reference to "the Tenant" includes any predecessors-in-title of the Tenant and any sub-tenants of the Premises or part thereof

5         Procedure for determination of market rent

5.1 The Landlord and the Tenant shall endeavour to agree the market rent, and may do so at any time (not being earlier than twelve months before the review date), but if they have not agreed the market rent three months before the review date the amount of the market rent shall be determined by reference to an arbitrator ("the Surveyor")

5.2 The Surveyor shall be nominated by the Landlord and the Tenant jointly, but, if they cannot agree or do not do so, then he shall be nominated by the President for the time being of the Royal Institution of Chartered Surveyors on the application either of the Landlord or of the Tenant

5.3 The reference to and award of the Surveyor shall be governed by the Arbitration Act 1996 that it is hereby agreed that such arbitrator shall not take the initiative in ascertaining the facts and/or the law and that Section 34(2)(g) of the Arbitration Act 1996 shall not apply

5.4 The Surveyor must be a chartered surveyor having not less than five years' experience of leasehold valuation of property being put to the same or similar use as the Premises and of property in the same region in which the Premises are situated

5.5 If the Surveyor refuses to act, becomes incapable of acting or dies, the Landlord or the Tenant may require the appointment of a substitute to be nominated in the same manner as provided in paragraphs 5.1 and 5.2

5.6 If either party shall fail to pay its share of the Surveyor's fees and expenses within seven days of the same having been demanded the other party shall be entitled to pay such share and recover the cost from the defaulting party as a debt due on demand

6         Time limits

          Time is not of the essence in agreeing or determining the reviewed rent or appointing the Surveyor and delay in commencement of negotiations pursuant to paragraph 5.1 or nomination of the Surveyor pursuant to paragraphs 5.1 and 5.2 shall not in any way prejudice the right to have a rent review

7         Rental adjustments

7.1 If the market rent has not been agreed or determined in accordance with the provisions of this Schedule before the review date, then, until the market rent has been so agreed or determined, the Tenant will continue to pay on account rent at the rate of yearly rent payable immediately before the review date

7.2 The Tenant will pay to the Landlord within fourteen days after the date that the market rent has been agreed or determined all arrears of the reviewed rent which have accrued in the meantime, with interest at the base rate of Lloyds TSB Bank PLC from time to time on each of the instalments of the arrears from the time that it would have become due if the market rent had then been agreed or determined until payment becomes due from the Tenant to the Landlord under this paragraph 7.2

8         Memorandum of rent review

          The parties will cause a memorandum of the reviewed rent duly signed by the Landlord and the Tenant to be endorsed on or securely annexed to this Lease and the counterpart of this Lease

                                  SCHEDULE 3

                             Insurance Provisions

1         Insured Risks

1.1 "Insured Risks" means the risks and other contingencies against which the Premises, and Estate Amenities or (where applicable) any building of which they form part, are required to be or are from time to time insured under this Lease, but subject to any exclusions limitations and conditions in the policy of insurance

1.2 Insured Risks shall (subject to paragraph 1.3) include fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks apparatus or pipes, earthquake, aircraft (but not hostile aircraft) and other aerial devices dropped from aircraft, riot and civil commotion, malicious damage terrorism and such other risks as the Landlord may consider it prudent to insure

1.3 If a risk or contingency itemised, or otherwise included, as an Insured Risk, can no longer be insured or can only be insured at an uneconomic rate, the risk or contingency shall cease to be treated as an Insured Risk from the time that cover is withdrawn and the Landlord has notified the Tenant of its withdrawal in writing

2         Tenant's liability for insurance premiums

2.1 The Tenant will pay to the Landlord on demand the Insurance Premiums incurred by the Landlord or (where applicable) the due proportion attributable to the Premises of the Insurance Premiums

2.2 "Insurance Premiums" means all monies expended, or required to be expended, by the Landlord in affecting and maintaining cover against loss resulting from the Insured Risks including:-

2.2.1     three years' loss of rent in respect of the Premises;

2.2.2 such professional fees as may be incurred in connection with rebuilding or reinstatement;

2.2.3     the costs of demolition, shoring up, and site clearance works;

2.2.4     third party and public liability risks;

2.2.5     the costs of reinstatement of damage to the Premises; and

2.2.6     value added tax liability on such items (where applicable)

2.3 The insurance cover shall take into account cover for the effects of inflation and escalation of costs and fees, and the Landlord's estimate of the market rent of the Premises (as defined in Schedule 2) in the context of ensuing rent reviews and the termination of the Lease

3         Tenant's obligations in relation to insurance cover

3.1 The Tenant will not do anything which may render void or voidable the insurance of the Landlord on the Premises or any neighbouring or adjoining premises or which may cause insurance premiums to be increased

3.2 The Tenant will provide efficient fire extinguishers of a type approved by the Landlord, such approval not to be unreasonably withheld or delayed and will adopt such other precautions against Insured Risks as the Landlord or its insurers may consider appropriate and/or as may be required by any competent authority

3.3 If the insurance of the Landlord is vitiated in whole or in part in consequence of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, the Tenant will pay to the Landlord on demand a sum equal to the amount of the insurance monies which have become irrecoverable in consequence of that act or omission

3.4 The Tenant may not insure the Premises for any of the Insured Risks in such a manner as would permit the insurer of the Landlord to average the proceeds of insurance or cancel insurance cover

3.5 The Tenant will notify the Landlord forthwith of the occurrence of damage to the Premises by any of the Insured Risks

3.6 If the Premises are damaged by Insured Risks, the Tenant will pay to the Landlord on demand the amount of any uninsured excess to which the insurance cover of the Landlord is subject or (where applicable) the due proportion of such excess

3.7 Save where payment is made pursuant to paragraph 3.3 hereof the obligations of the Tenant to repair and to yield up in repair the Premises are to remain operative to the extent that the insurance of the Landlord in respect of Insured Risks is vitiated or insurance monies are withheld by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, or their respective employees workmen agents or visitors, but do not otherwise operate in respect of damage to the Premises by Insured Risks

4         Landlord's obligation to insure and reinstate

4.1 The Landlord will keep the Premises insured with an insurer of repute against Insured Risks and other items referred to in paragraph 2.2 for the full cost of reinstatement, subject to such uninsured excess as the insurer may reasonably apply

4.2 Following the occurrence of damage to or destruction of the Premises by an Insured Risk, the Landlord will diligently apply, or procure the application of, the proceeds of the insurance covering reinstatement and rebuilding costs for those purposes, and will make any deficiency in the proceeds of the insurance out of its own resources

4.3       The obligations of the Landlord in paragraph 4.2 do not apply:-

4.3.1 if the Landlord is unable, after using its reasonable endeavours to do so, to obtain any requisite planning permission or other consents for the reinstatement of rebuilding of the Premises or of a building of similar size character and amenity; or

4.3.2 if the Landlord's insurance is vitiated by reason of an act or omission of the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant or their respective employees workmen agents or visitors

4.4 Where the Premises are substantially damaged or destroyed, the Tenant may not object to the reinstatement or rebuilding of the Premises in a form which is not identical to the Premises immediately before the damage or destruction occurred if the Premises as reinstated or rebuilt are of equivalent or better standard, and afford amenities which are not inferior to or materially different from those enjoyed by the Tenant before the occurrence of the damage or destruction

5         Landlord's obligations in relation to insurance

5.1 The Landlord will use its reasonable endeavours to procure that its insurers waive entitlement to rights of subrogation against the Tenant, persons occupying or enjoying the use of the Premises through or under the Tenant, and their respective employees workmen agents or visitors

5.2 The Landlord will notify its insurers of the Tenant's interest in the Premises and, if practicable, have it noted on the policies of insurance

5.3 The Landlord will provide the Tenant with a copy of its insurance policies (or other evidence of the conditions of insurance) on the Premises, and at the request of the Tenant with a receipt for the payment of the last premium or other evidence of renewal and up-to-date details of the amount of cover

5.4 The Landlord will promptly notify the Tenant of any changes in its insurance cover or of the terms on which cover has been effected

5.5 The Landlord may retain for its exclusive benefit any discount on the insurance premiums or commission offered to it by its insurer

6         Suspension of Rent

6.1 Paragraph 6.2 applies if the Premises or any Estate Amenities so as to make the Premises inaccessible or unusable are at any time during the Term so damaged by an Insured Risk as to render the Premises or any part of them unfit for occupation use or enjoyment, except in the circumstances referred to in paragraph 4.3.2 of Schedule 3

6.2 The rent and additional rent reserved by this Lease, or a fair proportion of them according to the nature and extent of the damage sustained, is to be suspended and cease to be payable until the Premises (excluding fitting out works and replacement of contents) have been reinstated and made fit for occupation use and enjoyment or, if earlier, until the expiry of three years from the occurrence of the damage

6.3 A dispute as to the amount of the abatement of the rent or the duration of the period of abatement is to be submitted to an independent expert

7         Options to determine

7.1 If for any reason beyond the control of the Landlord it proves impossible or impracticable to commence rebuilding or reinstatement of the Premises within two years of the occurrence of the damage by an Insured Risk, the Landlord may terminate this Lease by giving to the Tenant notice to that effect

7.2 If the rebuilding or reinstatement of the Premises has not been commenced in earnest eighteen months after the occurrence of the damage by an Insured Risk, the Tenant may give notice to the Landlord of intention to terminate this Lease, and if the rebuilding or reinstatement work has not commenced in earnest within six months of the giving of the notice, the tenant shall have the right to serve a further written notice on the Landlord terminating this Lease

7.3 The termination of this Lease under this paragraph 7 is not to affect any liability which has accrued at any time before the time of termination

8         Retention of insurance proceeds

          On the termination of this Lease under paragraph 7, or if this Lease is terminated by the operation of the doctrine of frustration, the Landlord may retain for its exclusive benefit the proceeds of insurance

                                  SCHEDULE 4

                           Service Charge Provisions

                               PART 1 - General

1         Tenant's liability to pay service charge

          The Tenant will pay to the Landlord by way of additional rent the Due Proportion (as defined below) of the total cost ("service charge") reasonably and properly incurred by the Landlord in any service charge period beginning or ending during the Term in providing the services specified in Sections 2 and 3 of this Schedule and defraying the costs and expenses relating and incidental to such services together with the costs set out in Section 4 of this Schedule

2         Definition of "Due Proportion"

2.1 In this Schedule the expression "Due Proportion" means in relation to the service charge the proportion which is attributable to the Premises

2.2 The Due Proportion is to be calculated primarily by reference to the ratio of the gross external area (as defined in the Measuring Code) of the Premises to the gross external area at any relevant time of the buildings forming part of the Estate (excluding for these purposes the buildings forming part of the Estate Amenities but including the Premises) Provided That for the purposes of such calculation [during the first four years of the Term only] the gross external area of the buildings on the Estate shall be assumed to be no less than 550,000 sq ft

2.3 If such comparison is inappropriate having regard to the nature of any expenditure incurred or the premises benefited by the expenditure or otherwise, the Landlord is at liberty in its discretion to adopt such other method of calculation of the Due Proportion of such expenditure (or item of expenditure) to be attributed to the Premises as may be fair and reasonable in the circumstances including if appropriate the attribution of the whole of such expenditure to the Premises)

3         Advance payment on preliminary basis

3.1 The Due Proportion of the service charge is to be discharged by means of advance payments to be made on the same days upon which rent is payable under this Lease and by such additional payments as may be required under paragraphs 4 and 5

3.2 The amount of each advance payment is to be such amount as the Landlord may reasonably and properly determine as likely to be equal in the aggregate to the Due Proportion of the service charge for the relevant service charge period and which is notified to the Tenant at or before the time when the demand for an advance payment is made

3.3 For the purpose of this Schedule "service charge period" means the period of twelve months from 1 October to 30 September in each year (or such other period as the Landlord may from time to time determine)

3.4 The service charge is to be treated as accruing on a day-to-day basis in order to ascertain yearly rates and for the purposes of apportionment in relation to periods other than of one year

4         Service charge accounts and adjustments

4.1 The Landlord shall as soon as may be practicable after the end of each service charge period submit to the Tenant a statement duly certified (if so requested) by the Landlord's accountant or surveyor giving a proper summary of the service charge for the service charge period just ended

4.2 If the Due Proportion of the service charge as certified is more or less than the total of the advance payments (or the grossed-up equivalent of such payments if made for any period of less than the service charge period), then any sum due to or payable by the Landlord by way of adjustment in respect of the Due Proportion of the service charge is forthwith to be paid or allowed as the case may be

4.3 The provisions of this paragraph are to continue to apply notwithstanding the termination of this Lease in respect of any service charge period then current but only in respect of the period up to the date of termination

4.4 The Tenant is entitled to inspect and (at the Tenant's cost) take copies of the service charge records and vouchers of the Landlord at such location as the Landlord may reasonably appoint for the purpose during normal working hours on weekdays

5       Exceptional expenditure

5.1 If the Landlord is required during any service charge period to incur heavy or exceptional expenditure which forms part of the service charge, the Landlord is to be entitled to recover from the Tenant the due proportion of the service charge representing the whole of that expenditure on the quarter day next following

5.2 If funds collected by way of advance payments of service charge prove insufficient to meet an immediate liability, (and there is no reserve fund available, or which may be applied, to meet the liability, and the circumstances arose otherwise than as mentioned in paragraph 9.1) the Landlord is to be entitled to borrow monies for the purpose from reputable banks at commercially competitive rates of interest, and the interest payable on the borrowing shall be recoverable as an item of the service charge

6       Sinking funds and reserves

6.1 With a view to securing so far as may reasonably be practicable that the service charge should be progressive and cumulative rather than irregular and that tenants for the time being shall bear a proper part of accumulating liabilities which accrue in the future the Landlord is entitled to include as an item of service charge for any service charge period an amount which the Landlord reasonably determines is appropriate to build up and maintain a sinking fund and a reserve fund in accordance with the principles of good estate management

6.2 Any such sinking fund is to be established and maintained on normal commercial principles for the renewal and replacement of plant machinery and equipment

6.3 Any such reserve fund is to be established and maintained to cover prospective and contingent costs of carrying out repairs decoration maintenance and renewals and of complying with statutes by-laws regulations of all competent authorities and of the insurers in relation to the use occupation and enjoyment of the Estate

7       Advance payments deposit account

7.1 This paragraph applies to such part of the monies ("relevant monies") paid by the Tenant and other tenants and occupiers of the Estate by way of service charge as for the time being has not been disbursed in payment of the costs and expenses of providing services

7.2 The Landlord will keep the relevant monies in a separate trust account until and to the extent that they may be required for disbursement then or in the then immediate future in payment of the costs and expenses of providing services

7.3 Interest earned upon such account (less any tax payable) is to be credited to the account at regular rests in each year

7.4 Until actual disbursement the relevant monies are to be held by the Landlord for the benefit of the tenants and occupiers of the Estate as a class but on the basis that no tenant shall be entitled to receive payment of any part thereof upon the termination of its lease

8       Landlord's protection provisions

        The Tenant is not entitled to object to the service charge (or any item comprised in it) or otherwise on any of the following grounds:-

8.1 the inclusion in a subsequent service charge period of any item of expenditure or liability omitted from the service charge for any preceding service charge period; or

8.2 an item of service charge included at a proper cost might have been provided or performed at a lower cost; or

8.3 disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord has acted reasonably and in good faith and in the absence of manifest error; or

8.4 the manner in which the Landlord exercises its discretion in providing services so long as the Landlord acts in good faith and in accordance with the principles of good estate management; or

8.5 the employment of managing agents to carry out and provide on the Landlord's behalf services under this Part of this Schedule

9       Vacant parts of the Estate and actions by the Landlord

9.1 The due proportion of the service charge may not be increased or altered by reason only that at any relevant time any building or buildings forming part of the Estate may be vacant or be occupied by the Landlord or that any other tenant or occupier may default in payment of, or be required to pay less than, the due proportion of the service charge attributable to that part

9.2 If the Landlord recovers monies in exercise of its duties representing expenditure which has been or which would otherwise fall to be included in the service charge, the Landlord will set off or credit such monies against the service charge accordingly

10      Service charge to exclude tenants' liabilities

        There is to be excluded from the items comprising the service charge any liability or expense for which the Tenant or other tenants or occupiers of premises within the Estate may individually be responsible under the terms of the tenancy or other arrangement by which they use or occupy such premises

11      Management charges

        The Landlord is entitled to include in the service charge:-

11.1 the proper cost of employing managing agents for the carrying out and provision of services under this Schedule; and

11.2 the properly incurred cost of the accountants or auditors for auditing the service charge or providing other services in connection with the service charge

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

12      The Landlord's obligation to provide services

12.1 Subject to the payment of the Due Proportion of the service charge by the Tenant in the manner required and at the time required under this Lease and to the following provisions of this paragraph, the Landlord shall provide the services specified in Part 2 of this Schedule and may provide the services specified in Part 3 of this Schedule

12.2 The Landlord is not to be liable to the Tenant for failure to provide any services in Part 2 of this Schedule to the extent that the Landlord is prevented from doing so by Insured Risks and other such perils, accident, strikes, lockouts of workmen or other cause beyond the Landlord's control and provided that the Landlord uses all reasonable endeavours to restore the services as soon as practicable

12.3 The Landlord is not under any obligation to the Tenant to provide or to continue the provision of the services specified in Part 3 of this Schedule and may in its reasonable discretion vary extend alter or add to such services if the Landlord considers that by so doing the amenities in the Estate may be more efficiently conducted

                PART 2 - Essential Services and Heads of Charge

1 The repair upkeep renewal insurance management cleaning of and (where applicable) the reasonable and necessary replacement of:-

1.1 items of plant and equipment and their constituent parts comprised in the Estate

1.2 the Conducting Media in or under or otherwise serving the Estate including the Premises

1.3     the Estate Amenities or

2 The provision of such security arrangements for the Estate including (without limitation) the engagement of security officers and services as is in the interests of good estate management

3 The insurance of the Estate Amenities against third party liabilities and such other risks as the Landlord considers reasonable in the interests of good estate management

4 Providing or procuring the provision of the following services to the extent necessary or desirable for the benefit of the tenants of the Estate and in the interests of good management:-

4.1     Lighting of the Estate Amenities

4.2 The cultivation and planting of any planted or grassed areas of the Estate Amenities together with the maintenance repair and cultivation of any water feature at any time within the Estate Amenities

4.3     The provision of nameboards and signs on the Estate

              PART 3 - Discretionary Service and Heads of Charge

1 The provision of fire alarm and prevention and fire fighting equipment and water and fire hydrants on any part of the Estate

2 The provision of such traffic control measures as the Landlord reasonably considers to be appropriate in the interests of good estate management

3 The maintenance and provision of suitable refuse facilities within the Estate Amenities and the collection and removal of refuse

4 The provision of such other services or amenities for the benefit of the tenants owners and occupiers of the Estate as the Landlord reasonably considers to be appropriate in the interests of good estate management

            PART 4 - Costs to be included within the Service Charge

1 All rates taxes and other outgoings (including electricity gas and telephone and telecommunication charges) payable by the Landlord in respect of the Estate

2 The expenses of complying with all statutory requirements and the requirements of any competent authority in respect of the Estate

3 The cost of insuring against the Insured Risks such parts of the Estate as the Landlord considers prudent and in the interests of good estate management but excluding costs which are recoverable pursuant to
        Schedule 3 hereof

4 The properly incurred expenses of preparing making and recovering any insurance claim in respect of the Estate including the fees of any loss adjuster and assessor and the cost of obtaining any valuation for the purpose of assessing the value for insurance of the Estate not more than once in every two years and provided that such expenses shall not be recoverable pursuant to Schedule 3 hereof

5 The cost of taking of all steps reasonably deemed desirable or expedient by the Landlord for complying with making representatives against or otherwise contesting the incidence of the provision of any regulation bye law notice legislation order or statutory requirements relating to town planning public health highways street drainage or other matters relating or alleged to relate to the Estate or any part of it

6 The cost of any irrecoverable value added tax charged in respect of any of the items forming part of the Estate Services or the Service Charge

7 Any interest charges incurred on expenditure not covered by advance payments of the Service Charge

8 The proper fees and expenses payable to managing agents contractors surveyors valuers architects engineers accountants solicitors and other professional persons in connection with the general management of the Estate and or maintenance thereof and the payment of all proper fees charges salaries expenses and commissions payable to them including the payment of the fees and expenses incurred by the Landlord in preparing accounts of the Service Charge for each year and having such accounts audited by an accountant

9 The payment of a proper annual management charge in respect of the management of the Estate and the collection of the rents and other sums due to the Landlord but excluding costs incurred as a result of any tenant's default

10 The cost of the supply of electricity gas oil or other fuel for the provision of the services and for all purposes in connection with the Estate Amenities together with the cost of reading meters and assessing any such charges

11 The amount which the Landlord shall be called upon to pay as a contribution towards the cost of repairing maintaining rebuilding or cleansing any ways roads pavements structures conducting media party walls or fences or anything which may be used by the Estate in common with any other land near to or adjoining the same

12 All other costs and expenses reasonably and properly incurred in the general maintenance and management of the Estate for the benefit of the tenants owners and occupiers thereof from time to time and in accordance with the principles of good estate management

                                  SCHEDULE 5

                   PART 1 - Form of Guarantee on Assignment

1       Guarantee

1.1 The Guarantor[s] [jointly and severally] guarantee[s] to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants in this Lease throughout the Term and the Guarantor[s] will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

1.2 This guarantee is to take effect immediately on the assignment of the Lease to the Tenant and is to remain in force for so long as and to the extent that the Tenant is not released by law from liability for the Tenants covenants in the Lease

1.3 In the context of these guarantee provisions, references to the Tenant are to the assignee only (in its capacity as Tenant) with respect to whom the guarantee is given

2       No waiver or release of liability

        The Guarantor[s] is not to be released from liability under these provisions by reason of:-

2.1 any forbearance the granting of time or any other indulgence on the part of the Landlord, including (but without affecting the general operation of this paragraph 2) any granting or extension of time under or varying the procedure set out in Schedule 2, paragraph 5; or

2.2 any variation of this Lease, whether or not made with the consent of the Guarantor[s], and the guarantee of the Guarantor[s] in paragraph 1 is to operate in relation to this Lease as it may be varied from time to time

3       Guarantor[s] to accept new lease upon disclaimer

3.1 If this Lease is determined by re-entry by the Landlord or is effectively determined by disclaimer, the Guarantor[s] shall, if the Landlord by notice within three months after the date of determination so requires, take from the Landlord a lease of the Premises

3.2 The lease to be granted to the Guarantor[s] under paragraph 3.1 is to be on the following terms:-

3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at the date if this Lease had not then been terminated

3.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued and, if a rent review operative from a review date before the grant of the lease has not been completed, the Guarantor[s] will complete the rent review as if it had been the Tenant under this Lease in order to establish the commencing yearly rent under the lease

3.2.3 the lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had continued undetermined; and

3.2.4 the Guarantor[s] [is] [are] to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

3.2.5 the Guarantor[s] [is] [are] to pay the Landlord's solicitors' charges relating to the grant of the lease

3.3 If the Landlord shall not require the Guarantor to take up a lease of the Premises pursuant to clause 3.1 the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent and all other payments that would have been payable under this lease but for the determination or disclaimer in respect of the period from the date thereof until the expiry of six months from that date or until the Premises have been relet by the Landlord (and any rent-free period has expired) whichever shall first occur

            PART 2 - Criteria to be Satisfied by a Proposed Assignee

1 The proposed assignee is to be of required status, meaning that at the time that the application for the consent of the Landlord to the proposed assignment is made all the following criteria are met:-

1.1 Its financial standing is in the reasonable opinion of the Landlord sufficient to enable it to perform the current and future obligations on the part of the Tenant under this Lease and if the Tenant disputes the Landlord's opinion then the matter shall be referred to the determination of an independent expert

1.2.1 The release by law of the Tenant from the Tenant's covenants in this Lease and the vesting of this Lease in the proposed assignee would not result in a diminution in value of the reversion to this Lease:-

1.2.2 the Landlord is entitled to withhold consent to the proposed assignment on this ground if it is, in its opinion, borne out in the circumstances, but

1.2 the Tenant may object to the Landlord's decision and require the issue to be submitted to an independent expert for determination

2 The proposed assignee will be of required status if it is able to procure a surety who meets the criteria in paragraph 1 above and who enters into a direct covenant with the Landlord in the licence to assign in the terms set out in Part 1 of this Schedule

3 A UK Government department County Unitary District or Borough Council] nationalised industry or public utility company to which the Tenant proposes to assign this Lease is to be treated as being of required status (subject to certification that the relevant body has statutory power to enter into the assignment and undertake the obligations of the tenant hereunder)

                                  SCHEDULE 6
                    Specification of Hypothetical Premises

                                  SCHEDULE 7
                                Tenant's Works

THE COMMON SEAL of                 )
GRANTA PARK LIMITED was            )
affixed in the presence of:-       )



        Director



        Secretary

THE COMMON SEAL of                 )
CAMBRIDGE ANTIBODY                 )
TECHNOLOGY LIMITED was             )
affixed in the presence of:-       )



        Director



        Secretary


THE COMMON SEAL of                 )
CAMBRIDGE ANTIBODY                 )
TECHNOLOGY GROUP PLC was           )
affixed in the presence of:-       )



        Director



        Secretary